Table of Contents

PART II—INFORMATION REQUIRED IN OFFERING CIRCULAR SUPPLEMENT

Explanatory Note: We are filing this Post Qualification Amendment, to extend and increase the offering by 20,000,000 Common Shares, having sold all of the previous offering, filed on December 23, 2021.

Preliminary Offering Circular

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

OFFERING CIRCULAR DATED FEBRUARY 11, 2022

AVRA, INC.

$200,000

20,000,000 SHARES OF COMMON STOCK

OFFERED BY THE COMPANY FOR $0.01 PER SHARE

This is the public offering of securities of Avra, Inc., a Nevada corporation. We are offering 20,000,000 shares of our Common Stock, par value $0.00001 (“Common Stock”), at an offering price of $0.01 per share (the “Offered Shares”) by the Company (the “Offering”). The minimum purchase requirement per investor is 25,000 Offered Shares ($250); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion (“Minimum Investment”).

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 3 of this Offering Circular.

This is a Regulation A Tier 1 Offering. This Offering Circular uses the Form S-1 format.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the “Use of Proceeds” on page 23.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

This Offering will be conducted on a “best efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to offer and sell the shares. Our officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Sale of the Offered Shares will commence within two calendar days of date the Offering Statement (of which this Offering Circular is a part) is qualified by the SEC (the “Qualification Date”) and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F). The Offering will continue through the earlier of (i) the anniversary of the Qualification Date, (ii) the date upon which all the Offered Shares are sold, or (iii) the date the Company decides to terminate the Offering (in any case, the “Termination Date”).

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is quoted on the Over-the-Counter (OTC) Markets Pink Current Information under the symbol “AVRN.” The closing price of our common stock on the OTC Markets on December 22, 2021, was $0.0121.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 3 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Title of Securities	Amount to be Offered	Price Per Share	Selling Agents’ Discounts and Commissions(1)(2)	Total Offering Price	Proceeds to the Company
Common Stock	20,000,000	$0.01	$0	$200,000	$185,000

(1)	We are offering shares on a continuous basis. See “Plan of Distribution” on page 27.
(2)	This is a “best-efforts” offering. The proceeds of this Offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds on page 23. See “Plan of Distribution” on page 27.
(3)	We are offering these securities without an underwriter.
(4)	Excludes estimated total offering expenses, including underwriting discount and commissions. Such expenses, will be approximately $15,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.01 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is ___________, 2021.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Avra,” “we,” the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Avra, Inc., a Nevada corporation.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” starting on page 3 and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern”;

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to reissue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” Section starting on page 3 of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” on page 22 of this Offering Circular.

Company Information

Avra Inc. (“Avra,” “AVRN,” “we,” “us,” or the “Company”) was incorporated in the State of Nevada on December 1, 2010.

We have recently adopted a new business plan. The Company has signed a Definitive Agreement dated October 30, 2021 to merge with Springs Rejuvenation, LLC (“Springs”), a Chamblee, Georgia anti-aging and stem cell center, focusing on stem cell therapy, facial rejuvenation, hair rejuvenation, non–surgical hair restoration, protein rich plasma (PRP) injections, and anti-aging treatments.

Our previous business was focused on solutions in the cryptocurrency and digital currency markets, particularly in offering payment solutions to businesses worldwide. The Company also has a business in marketing and distributing of Smart TV boxes to home consumers throughout the United States. Smart TV boxes are hardware devices that allow consumers to combine all of the benefits of the Internet with the large size and high definition capabilities of TV screens; however, this is not the Company’s current focus.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades and is quoted on OTC Markets Pink Sheets under the stock symbol “AVRN.”

General Information

Our offices are located at One Glenlake Parkway #650, Atlanta, GA 30328. Our telephone number is 678-387-3515, and our email address is avrabiz21@gmail.com. Our website is www.avrabiz.com .. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

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OFFERING SUMMARY

Issuer:	Avra, Inc., a Nevada corporation
Securities Offered:	20,000,000 shares of Common Stock
Price per Share:	$0.01
Minimum Purchase:	25,000 shares ($250), however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. Additional limitations apply for non-accredited investors.
Restrictions on Investment:

Each investor must be a “qualified purchaser.” See “Plan of Distribution” on page 27 for further details. The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Common Stock Outstanding Before the Offering:	issued and outstanding as of the date of this Offering Circular. 217,682,208
Common Stock Outstanding After the Offering:	if all of the Offered Shares are sold. 237,682,208
Use of Proceeds:	If we are able to sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $185,000. We will use these net proceeds to pay down bank debt, marketing and development, acquisitions, and for working capital and other general corporate purposes. See “Use of Proceeds” on page 23.
OTC Symbol:	Our Common Stock is currently traded on the OTC Pinks under the symbol “AVRN.”
Risk Factors:

Investing in our Common Stock involves a high degree of risk, including:

•         immediate and substantial dilution;

•         limited market for our stock;

•         limited operational history in an emerging industry.

See “Risk Factors” starting on page 3.

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RISK FACTORS

The following is only a summary of the risks pertaining to our Company. Investment in our securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Offering Circular. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute “forward-looking statements.” See “Cautionary Statement Regarding Forward-Looking Statements” on page 21 of this Offering Circular.

Risks Relating to Operations

Our results could be materially and adversely affected by the impact of the COVID-19 pandemic.

Our business could be adversely affected by the effects of health pandemics or epidemics, including the recent outbreak of COVID-19, which was declared by the World Health Organization as a global pandemic, and is resulting in travel and other restrictions to reduce the spread of the disease, including state and local orders across the country, which, among other things, direct individuals to shelter at their places of residence, direct businesses and governmental agencies to cease non-essential operations at physical locations, prohibit certain non-essential gatherings, and order cessation of non-essential travel. The effects of these orders, government-imposed quarantines and measures we would take, such as work-from-home policies, may negatively impact productivity, disrupt our business and could delay our clinical programs and timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results and financial condition. Further, quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, related to COVID-19 or other infectious diseases could impact personnel at third-party manufacturing facilities in the United States and other countries, or the availability or cost of materials, which could disrupt our supply chain.

If we do not raise substantial funds subsequent to the completion of this offering, we may not be able to develop our lead product or service and we may have to grant rights to our product or service on unfavorable terms in order to complete the development of this product. The completion of the development of our lead product may take longer or be more expensive than we anticipate.

It may be necessary to us to enter into a joint venture or other strategic relationship in order to develop, perform clinical testing for, manufacture or market any of our proposed products or services. We may not be able to enter into such a relationship, and any relationship may not be successful, and the other party may have business interests and priorities that are different from ours.

We may not be able to protect our rights in our intellectual property, and we may be subject to intellectual property litigation which would be expensive and disruptive of our operations even if we eventually prevail on the merits.

Unanticipated side effects or other adverse events resulting from the use of our product or service could require a recall or termination of our products or services. And, even if no recall or termination is required, our reputation could be impaired by side effects.

We may not be able to evaluate potential acquisition candidates, with the result that we may not be able to benefit from the acquisition or integrate the acquired business with our business.

We may fail to comply with all applicable laws and regulations relating to our product or service. We may have to change or adapt our operations in the event of changes in national, regional and local government regulations, taxation, controls and political and economic developments that affect our products and the market for our products or services;

We may be unable to accurately estimate anticipated expenses, capital requirements and needs for additional financing;

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The continuing spread of COVID-19 across the United States could materially and adversely impact our business, including as a result of the loss of adequate labor, whether as a result of high absenteeism or challenges in recruiting and retention or otherwise, prolonged closures, or series of temporary closures, as a result of a COVID-19 outbreak, a government order or otherwise, or supply chain or carrier interruptions or delays. Further, the COVID-19 pandemic has had and could continue to have a negative impact on economic conditions, which may adversely impact consumer demand for our products, which may have a material adverse effect on our business, financial condition, and operating results. To the extent any of these events occur, our business, financial condition, and operating results could be materially and adversely affected. The extent to which the COVID-19 pandemic impacts our business will depend on future developments not within our control, including the duration and severity of the COVID-19 pandemic and surges, the timing of widespread availability of a COVID-19 vaccine in the United States, the length of time COVID-19 related restrictions on dining options stay in effect and for economic and operating conditions to return to pre-pandemic levels, together with resulting consumer behaviors, and numerous other uncertainties, all of which remain uncertain. The unavailability and incapacity of Mr. Dickson, our only executive officer and director, due the COVID-19 would have a material adverse effect of our business.

The Company’s historical losses and current lack of capital may indicate the possibility that we may not continue to operate. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realizations of assets, and liquidation of liabilities in the normal course of business.

We have incurred a net loss of $200,083 for the year ended January 31, 2021, a net loss of $21,627 for the three month period ended April 30, 2021 and a net loss of $15,511 for the three month period ended July 31, 2021. We anticipate generating losses for the next 12 months. We have generated only $0 in gross sales for the year ended January 31, 2021 and $0 in gross sales for the three months ended April 30, 2021, and $0 in gross sales for the three months ended July 31, 2021. Accordingly, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities, which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation in December, 2010, we have not generated enough revenues to exceed our expenses. As a result of us recently entering into the real estate development business we are subject to all the risks inherent in the initial organization, financing, expenditures, complications, and delays inherent in adopting a new line of business.

Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. We may not be successful in implementing such a plan and cannot guarantee that, if implemented, we will ultimately be able to attain profitability.

We do not currently have sufficient cash flow to maintain our business.

We do not currently have enough cash flow to operate our business. Therefore, we will be dependent upon additional capital in the form of either debt or equity to continue our operations and expand our products to new markets. At present, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. We may not be able to arrange enough investment within the time the investment is required or that if it is arranged, that it will be on favorable terms. If we cannot get the needed capital, we may not be able to become profitable and may have to curtail or cease our operations.

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We depend heavily on key personnel.

We believe our success depends heavily on the continued active participation of our current executive officers. If we were to lose our executive officers’ services, the loss could have a material adverse effect on our business, financial condition, or operation results. Also, to achieve our future growth plans, we will need to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees is intense, and if we cannot attract, retain and motivate these additional employees, their absence could have a materially adverse effect on our business, financial condition, or results of operations.

We must continually monitor the safety and protocols of our products and services for potential adverse events which could jeopardize our ability to continue marketing the products.

As with all medical products and services, the use of our products and services could sometimes produce undesirable side effects or adverse reactions or events (referred to cumulatively as adverse events). For the most part, we expect these adverse events to be known and occur at some predicted frequency based on our experience in the clinical development program. When adverse events are reported to us, we are required to investigate each event and the circumstances surrounding it to determine whether it was caused by our product and whether a previously unrecognized safety issue exists. We will also be required to periodically report summaries of these events to the applicable regulatory authorities. If the adverse effects are significant, we may be required to recall our product. We cannot assure you that our products will other adverse events. Our ability to market our products may be impaired by unanticipated adverse events and any recall of our product. Because we are an early-stage company, our reputation, and our ability to market products, could be affected more severely than a major company.

In addition, the use of our products could be associated with serious and unexpected adverse events, or with less serious reactions at a greater than expected frequency. Such issues may arise when our products are used in critically ill or otherwise compromised patient populations. When unexpected events are reported to us, we are required to make a thorough investigation to determine causality and the implications for product safety. These events must also be specifically reported to the applicable regulatory authorities. If our evaluation concludes, or regulatory authorities perceive, that there is an unreasonable risk associated with the product, we would be obligated to withdraw the impacted lot(s) of that product or recall the product and discontinue marketing until all problems are satisfactorily resolved. Furthermore, an unexpected adverse event of a product could be recognized only after extensive use of the product, which could expose us to product liability risks, enforcement action by regulatory authorities and damage to our reputation and public image.

A serious adverse finding concerning the risk of any of our products by any regulatory authority could adversely affect our reputation, business and financial results.

If we do not have sufficient product liability insurance, we may be subject to claims that are in excess of our net worth.

Before we market any product, we will need to purchase significant product liability insurance. However, in the event of major claims from the use of our products, it is possible that our product liability insurance will not be sufficient to cover claims against us. We cannot assure you that we will not face liability arising out of the use of our products which is significantly in excess of the limits of our product liability insurance. In such event, if we do not have the funds or access to the funds necessary to satisfy such liability, we may be unable to continue in business.

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Because of our lack of funds, we may have to enter into a joint venture or strategic relationship or licensing agreement with a third party to develop of our potential products and services.

Our present efforts are directed to developing products and services. The development of products and services may be very expensive. Because of the costs involved, we may need to enter into a joint venture or strategic alliance or licensing or similar agreement with a third party to bring our products or service to market, in which event we may have to give up a significant percentage of the equity in or rights to the product and require the other party to provide the necessary financing and personnel and to take a significant role in making the decisions relating to the development, testing, marketing and manufacturing of the product. The third party may have interests which are different from, and possibly in conflict with, our own. If we are unable to attract competent parties to distribute and market any product which we may develop, or if such parties’ efforts are inadequate, we will not be able to implement our business strategy and may have to cease operations. We cannot assure you that we will be successful in entering into joint ventures or other strategic relationships or that any relationship into which we may enter will develop a marketable product or service or that we will generate any revenue or net income from such a venture.

We may decide not to continue developing or commercializing any products or services at any time during development, which would reduce or eliminate our potential return on investment for those product candidates.

We may decide to discontinue the development of some of our products or services in our pipeline or not to continue to commercialize any potential product or services for a variety of reasons, such as the appearance of new technologies that make our product less commercially viable, an increase in competition, changes in or failure to comply with applicable regulatory requirements, the discovery of unforeseen side effects during clinical development or after the product has been marketed or the occurrence of adverse events at a rate or severity level that is greater than experienced in prior clinical trials. If we discontinue the use of a product in which we have invested significant resources, we will not receive any return on our investment.

If any of our potential products or services fail to achieve the broad degree of physician or market acceptance necessary for commercial success, our operating results and financial condition will be adversely affected.

For any of the products or services in our pipeline, it will be necessary for us to generate acceptance of our product or service. In order to generate acceptance in the marketplace, we will need to demonstrate to physicians and customers that our product or service provides a distinct advantage or better outcome at a price that reflects the value of our product or service as compared with existing products or services. We may need to develop and implement a marketing program directed at both physicians and the general public. Since we do not presently have the resources necessary to develop or implement an in-house marketing program and we may not have the funds to market our product, we may need to establish a distribution network though license and distribution agreements with third parties who have the capability to market our product to physicians and emergency service organizations, and we will be dependent upon the ability of these third parties to market our products effectively. We cannot assure you that we will be able to negotiate license and distribution agreements with terms that are acceptable to us. Since we do not have an established track record and our product pipeline and services is relatively small, we may be at a disadvantage in negotiating the terms of license and distribution agreements. Further, we may have little control over the development and implementation of our licensee’s marketing program, and our licensees may have interests that are inconsistent with ours with respect to the allocation of resources and implementation of the marketing program. We cannot assure you that a marketing program for any of our products can or will be implemented effectively or that we will be successful in developing acceptance of our products or services.

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If we seek to market any products in our pipeline in countries other than the United States, we will need to comply with the regulations of each country in which we seek to market our products.

None of our products or services are currently approved for sale by any government authority in any jurisdiction. If we fail to comply with regulatory requirements in any market we decide to enter, or to obtain and maintain required approvals, or if regulatory approvals in the relevant markets are delayed, our target market will be reduced and our ability to realize the full market potential of our products will be harmed. Marketing approval in one jurisdiction, including the United States, does not ensure marketing approval in another, but a failure or delay in obtaining marketing approval in one jurisdiction may have a negative effect on the regulatory process in others. Failure to obtain a marketing approval in countries in which we seek to market our products or any delay or setback in obtaining such approval would impair our ability to develop foreign markets for any of our products.

We may face significant competition from better known and better capitalized companies.

For any of our products or services, we may face significant competition from existing companies, which are better known and already have developed relationships with physicians and customers. Any product or service we may develop may compete with existing products or services performing the same medicinal functions. We cannot assure you that we will be able to compete successfully. In addition, even if we are able to commercialize our product candidates, we may not be able to price them competitively with current standard of care products or their price may drop considerably due to factors outside our control. If this happens or the price of materials and manufacture increases dramatically, our ability to continue to operate our business would be materially harmed and we may be unable to commercialize any products successfully. In addition, other companies may be engaged in developing, patenting, manufacturing and marketing products or services that compete with those that we are developing. These potential competitors may include large and experienced companies that enjoy significant competitive advantages over us, such as greater financial, research and development, manufacturing, personnel and marketing resources, greater brand recognition and more experience and expertise in obtaining marketing approvals from the FDA and foreign regulatory authorities.

Healthcare reforms by governmental authorities, court decisions affecting health care policies may adversely affect our business.

We expect the healthcare industry to face increased limitations as a result of healthcare reform, which could adversely affect products and how much or under what circumstances healthcare providers will prescribe or administer our products or services.

In both the U.S. and other countries, sales of our products, may depend in part upon the availability of reimbursement from third-party payors, which include governmental authorities, managed care organizations and other private health insurers. Third-party payors are increasingly challenging the price and examining the cost effectiveness of medical products and services.

Increasing expenditures for healthcare have been the subject of considerable public attention in the United States. Both private and government entities are seeking ways to reduce or contain healthcare costs. Numerous proposals that would effect changes in the United States healthcare system have been introduced or proposed in Congress and in some state legislatures, including reducing reimbursement for prescription products and reducing the levels at which consumers and healthcare providers are reimbursed for purchases of pharmaceutical products.

Cost reduction initiatives and changes in coverage implemented through legislation or regulation could decrease utilization of and reimbursement for any approved products, which in turn would affect the price we can receive for those products and services. Any reduction in reimbursement that results from federal legislation or regulation may also result in a similar reduction in payments from private payors, since private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates.

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Significant developments that may adversely affect pricing in the United States include the enactment of federal healthcare reform laws and regulations, including the Affordable Care Act, or ACA, which is popularly known as Obamacare, and the Medicare Prescription Drug Improvement and Modernization Act of 2003. A recent district court decision which struck down Obamacare, if upheld, could have a material adverse effect upon reimbursement and payment for products such as our proposed products. Changes to the healthcare system enacted as part of any healthcare reform in the United States, as well as the increased purchasing power of entities that negotiate on behalf of Medicare, Medicaid, and private sector beneficiaries, may result in increased pricing pressure by influencing, for instance, the reimbursement policies of third-party payors. Regulatory changes which have the effect of decreasing the use of opioids has resulted in a decrease in the size of the market for opioid products, including fentanyl, could impact the market for our abuse deterrent fentanyl transdermal system or any other opioid-based transdermal product we may develop.

In 2017, a new administration, which had promised to repeal and replace the ACA, took office in the United States. Although we cannot predict the form any such replacement of the ACA may take or the full effect on our business of the enactment of additional legislation pursuant to healthcare and other legislative reform, we believe that legislation or regulations that would reduce reimbursement for, or restrict coverage of, our products could adversely affect how much or under what circumstances healthcare providers prescribe or administer our products. This could materially and adversely affect our business by reducing our ability to generate revenues, raise capital, obtain licensees and market our products. In addition, we believe the increasing emphasis on managed care in the United States, has and will continue to put pressure on the price and usage of pharmaceutical products, which may adversely impact product sales.

It may be difficult for us to profitably sell any of our products or services if reimbursement for these products is limited by government authorities and third-party payor policies.

It is difficult and costly to protect our proprietary rights, and we may not be able to ensure their protection.

Our commercial success may depend in part on obtaining and maintaining and protecting our Intellectual Property. Our ability to stop third parties from making, using, selling, offering to sell or importing products utilizing our intellectual property is dependent upon the extent to which we have rights under valid and enforceable patents, trademarks or trade secrets that cover these activities. We cannot assure you that any intellectual property protection will be granted in the United States or in any country. The intellectual property positions of pharmaceutical and biopharmaceutical companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in biopharmaceutical intellectual property has emerged to date in the United States. The biopharmaceutical intellectual property situation outside the United States varies from country to country and is even more uncertain. Changes in either the laws or in interpretations of laws in the United States and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in any intellectual property rights we may be granted. Further, if any intellectual property protection is granted and are subsequently deemed invalid and unenforceable, it could impact our ability to license our products and, as noted previously, fend off competitive challenges. Intellectual property litigation is very expensive, and we may not have sufficient funds to defend our proprietary rights from infringement, either as a plaintiff in an action seeking to stop infringers from using our intellectual property, or as a defendant in an action against us alleging infringement by us.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•	others may be able to make compositions or formulations that are similar to our product s but that are not covered by the claims of our intellectual property;

•	other persons may have filed patents covering inventions, technology or processes that we use, with the result that we may infringe upon the prior patents;

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•	others may independently develop similar or alternative technologies or duplicate any of our technologies;

•	our pending intellectual property applications may not result in the grant of intellectual property;

•	any intellectual property which may be issued may not provide us with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges by third parties;

•	our inability to fund any litigation to defend our proprietary rights, either in defense of an action against us or a plaintiff to seek to prevent infringement.

•	our failure to develop additional proprietary technologies that are patentable.

If we seek to expand our business through acquisition, we may not be successful in identifying acquisition targets or integrating their businesses with our existing business.

We cannot assure you that any acquisition we complete will be successful or that any acquisition agreement we may enter into will result in an acquisition. An acquisition can be unsuccessful for a number of reasons, including the following:

•	We may incur significant expenses and devote significant management time to the acquisition, and we may be unable to consummate the acquisition on acceptable terms.

•	If we identify a potential acquisition, we may face competition from other companies in the industry or from financial buyers in seeking to make the acquisition.

•	The integration of any acquisition with our existing business may be difficult and, if we are not able to integrate the business successfully, we may not only be unable to operate the business profitably, but management may be unable to devote the necessary time to the development of our existing business;

•	The key employees who operated the acquired business successfully prior to the acquisition may not be happy working for us and may resign, thus leaving the business without the necessary continuity of management.

•	Even if the business is successful, our senior executive officers may need to devote significant time to the acquired business, which may distract them from their other management activities.

•	If the business does not operate as we expect, we may incur an impairment charge based on the value of the assets acquired.

•	The products or proposed products of the acquired company may have regulatory problems with the FDA or any other regulatory agency, including the need for additional and unanticipated testing or the need for a recall or a change in labeling.

•	We may have difficulty maintaining the necessary quality control over the acquired business and its products and services.

•	To the extent that an acquired company operates at a loss prior to our acquisition, we may not be able to develop profitable operations following the acquisition.

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•	Problems and claims relating to the acquired business that were not disclosed at the time of the acquisition may result in increased costs and may impair our ability to operate the acquired company.

•	The acquired company may have liabilities or obligations which were not disclosed to us, or the acquired assets, including any intellectual property, may not have the value we anticipated.

•	The assets, including intellectual property, of the acquired company may not have the value that we anticipated.

•	The products may not perform as anticipated.

•	We may not be able to fund the development of any assets we may acquire.

•	The products may be subject to recall or the FDA may require additional trials for the product.

•	Components or ingredients for the product may become subject to tariffs which may increase manufacturing costs.

•	We may require significant capital both to acquire and to operate the business, and the capital requirements of the business may be greater than we anticipated. Our failure to obtain funds on reasonable terms may impair the value of the acquisition.

•	The acquired company may not operate at the revenue level or with the gross margin shown in the financial statements or projections.

•	The acquired company may have granted rights to its intellectual property which decrease the value of the intellectual property to us.

•	Patents may not be granted for patent applications which the acquired company filed or patents may be successfully challenged.

•	There may be conflicts in management styles that prevent us from integrating the acquired company with us.

•	The former equity owners or officers may compete in violation of their non-competition covenants or the non-competition covenants may be held to be unenforceable.

•	The business of the acquired company may have problems of which management was unaware and which do not become evident until after the acquisition and we may require significant funding to remedy the problem.

•	The indemnification obligations of the seller under the purchase agreement, if any, may be inadequate to compensate us for any loss, damage or expense which we may sustain, including undisclosed claims or liabilities.

•	To the extent that the acquired company is dependent upon its management to maintain relationships with existing customers, we may have difficulty in retaining the business of these customers if there is a change in management.

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•	Government agencies may seek damages after we make the acquisition for conduct which occurred prior to the acquisition and we may not have adequate recourse against the seller.

•	The acquired company may have operated in violation of laws which results significant expenditures for us to remedy as well as potential penalties for the violations.

•	We may have difficult collecting the acquired company’s accounts receivable and in selling the acquired company’s inventory.

•	The sellers of the acquired company may be in breach of their representations and warranties and we may not be able to recover damages.

If any of the foregoing or any other events which we do not contemplate happen, we may incur significant expenses, which we may not be able to cover, and the development of our business can be impaired. We cannot assure you that any acquisition we will make will be successful.

If we are unable to attract, train and retain technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain key management, technical, regulatory and financial personnel. Recruiting and retaining capable personnel with experience in pharmaceutical product development is vital to our success. There is substantial competition for qualified personnel, and competition is likely to increase. We cannot assure you we will be able to attract or retain the personnel we require. Our financial condition is likely to impair our ability to attract qualified candidates. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Risks Related to Our Indebtedness

We are highly leveraged.

As of October 31, 2021, our outstanding indebtedness was $151,989 (Accounts Payable and Accrued Liabilities $18,267, Accounts Payable-Related Party $40,742, Accrued Interest $23,980, and Notes Payable $69,000). Our leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industries, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations. This degree of leverage could have significant consequences, including:

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our senior secured credit facilities and our receivables facility, are at variable rates of interest;

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures, and future business opportunities;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our less highly leveraged competitors.

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We could incur additional indebtedness in the future, subject to the restrictions contained in our current debt obligations. If new indebtedness is added to our current debt levels, the related risks we now face could increase.

If due to such a deterioration in our financial performance, our cash flows and capital resources were to be insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In addition, if we were required to raise additional capital in the current financial markets, the terms of such financing, if available, could result in higher costs and greater restrictions on our business. If we were to need to refinance our existing indebtedness, the conditions in the financial markets at that time could make it difficult to refinance our existing indebtedness on acceptable terms or at all. If such alternative measures proved unsuccessful, we could face substantial liquidity problems.

Risks Related to Our Business and Industry

Our ability to execute on our business strategies is uncertain, and we may be unable to achieve our goals.

We cannot assure you that (i) our strategies, and any related initiatives or actions, will be successful or that they will generate growth, earnings or returns at any particular level or within any particular time frame; (ii) in the future we will achieve positive operational or financial results or results in any particular metric or measure equal to or better than those attained in the past; or (iii) we will perform in any period as well as other medical facilities. We also cannot provide any assurance that we will be able to maintain our strategies, and any related initiatives or actions, in the future and, due to unexpectedly favorable or unfavorable market conditions or other factors, we may determine that we need to adjust, refine or abandon all or portions of our strategies, and any related initiatives or actions, though we cannot guarantee that any such adjustments will be successful. The failure of any one or more of our present strategies, or any related initiatives or actions, or the failure of any adjustments that we may pursue or implement, would likely have an adverse effect on our ability to increase the value and profitability of our business; on our ability to operate our business in the ordinary course; on our overall liquidity; and on our financial statements, and the effect, in each case, could be material.

Negative publicity could negatively impact sales, which could cause our revenues or results of operations to decline.

Our business is dependent upon the appeal of our brand and its association with quality is integral to our success. Our strategy includes growing our business by expanding our brand to new geographies. If we are unable to maintain the position of the Springs brand, our business may be adversely affected by diminishing the distinctive appeal of the brand and tarnishing its image. This could result in lower sales and earnings.

In addition, unfavorable media or investor and analyst reports related to our industry, company, brand, marketing, personnel, operations, business performance, or prospects may affect our stock price and the performance of our business, regardless of its accuracy or inaccuracy. Furthermore, the speed at which negative publicity is disseminated has increased dramatically through the use of electronic communication, including social media outlets, websites and other digital platforms. Our success in maintaining and enhancing our brand depends on our ability to adapt to this rapidly changing media environment. Adverse publicity or negative commentary from any media outlets could damage our reputation and reduce the demand for our services, which would adversely affect our business.

The stem cell therapy Industry is highly competitive, and, if other service providers are more successful at attracting customers or offer a better value to customers, our business could decline.

We operate in a competitive environment in which we face competition from a number of other stem cell service providers in each market in which we plan to operate. We may compete with other service providers for prime locations, skilled management and labor resources. If we are unable to compete effectively in our markets, our business could decline disproportionately to that of our competitors.

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Liability claims and litigation that arise in the ordinary course of business may be costly, which could adversely affect our business.

We are subject to liability claims arising in the ordinary course of business. These claims are common in the medical industry and can be costly. In addition, the costs of insurance is high, and the amount of coverage offered by insurance companies may be limited. There can be no assurance that this coverage will not be restricted and become more costly. If the limits or coverages of our current and former insurance programs prove inadequate, or we are not able to obtain adequate, or reasonably priced, insurance against these types of claims in the future, or the amounts currently provided for future warranty or insurance claims are inadequate, we may experience losses that could negatively impact our financial results.

We record expenses and liabilities based on the estimated costs required to cover our self-insured liability under our insurance policies and estimated costs of potential claims and claim adjustment expenses that are above our coverage limits or that are not covered by our insurance policies. These estimated costs are based on an analysis of our historical claims and industry data, and include an estimate of claims incurred but not yet reported. The projection of losses related to these liabilities requires actuarial assumptions that are subject to variability due to uncertainties regarding construction defect claims relative to our markets and the types of product we build, insurance industry practices, and legal or regulatory actions and/or interpretations, among other factors. Key assumptions used in these estimates include claim frequencies, severities, and settlement patterns, which can occur over an extended period of time. In addition, changes in the frequency and severity of reported claims and the estimates to settle claims can impact the trends and assumptions used in the actuarial analysis, which could be material to our financial statements. Due to the degree of judgment required and the potential for variability in these underlying assumptions, our actual future costs could differ from those estimated, and the difference could be material to our financial statements.

Our quarterly operating results may fluctuate depending on the number of patients. Depending on the number of patients seen in a quarter, our quarterly operating results may be uneven and may be marked by lower revenues and earnings in some quarters than in others.

Increases in taxes or government fees could increase our costs, and adverse changes in tax laws or their interpretation could reduce demand for our homes and negatively affect our operating results.

Increases in taxes and other local government fees, could increase our costs and have an adverse effect on our operations.

Failure by our employees or representatives to comply with laws and regulations may harm us.

We are required to comply with laws and regulations that govern all aspects of our business. It is possible that our employees or entities engaged by us, such as subcontractors, could intentionally or unintentionally violate some of these laws and regulations. Although we endeavor to take immediate action if we become aware of such violations, we may incur fines or penalties as a result of these actions and our reputation with governmental agencies and our customers could be damaged.

If we experience shortages or increased costs of labor and supplies or other circumstances beyond our control, there could be delays or increased costs in developing our facilities, which could adversely affect our operating results.

Our ability to open new facilities may be adversely affected by circumstances beyond our control, including work stoppages, labor disputes, and shortages of qualified trades people, changes in laws relating to union organizing activity; lack of availability of adequate utility infrastructure and services; our need to rely on local subcontractors who may not be adequately capitalized or insured; and shortages, delays in availability, or fluctuations in prices of equipment and materials. Any of these circumstances could give rise to delays in the start or completion of, or could increase the cost of, developing one or more of our stem cell facilities. We may not be able to recover these increased costs by raising prices because the price for procedures have limited elasticity based on consumers and supply and demand. If that happens, our operating results could be harmed.

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Payment Risks

•	We may depend on payments from third-party payors, such as government health care programs and private insurance organizations. If these payments are reduced or eliminated, our revenue and profitability could be materially and adversely affected.

•	If we are unable to negotiate and enter into favorable contracts or maintain satisfactory relationships and renew existing contracts on favorable terms with private insurance payors, our revenue and profitability may decrease.

•	Significant changes in our payor mix or surgical case mix resulting from fluctuations in the types of cases performed at our facilities could have a material adverse effect on our business, prospects, results of operations and financial condition.

•	Our ability to provide medical services at our facilities would be impaired and our revenue reduced if we are not able to maintain good relationships with affiliated physicians and personnel who utilize our surgical facilities.

•	Physician treatment methodologies and governmental or private insurance controls designed to reduce the number of procedures may reduce our revenue and profitability.

•	Our growth strategy may depend, in part, on our ability to integrate operations of acquired or newly opened facilities, attract new physician partners, and to acquire and develop additional surgical on favorable terms. If we are unable to achieve any of these goals, our future growth could be limited and our operating results could be adversely affected.

•	Shortages of procedure-related products, equipment and medical supplies and quality control issues with such products, equipment and medical supplies could disrupt our operations and adversely affect our case volume, case mix and profitability.

•	We face competition from other health care facilities and providers.

•	Competition for physicians and clinical personnel, including nurses, shortages of qualified personnel or other factors could increase our labor costs and adversely affect our revenue, profitability and cash flows.

•	If any of our existing facilities lose their accreditation status or any of our new facilities fail to receive accreditation, such facilities could become ineligible to receive reimbursement under Medicare or Medicaid or other third-party payors.

•	Growth of patient receivables or deterioration in the ability to collect on these accounts, due to changes in economic conditions or otherwise, could have a material adverse effect on our business, prospects, results of operations and financial condition.

•	If we are unable to integrate and operate our information systems effectively or implement new systems and processes, our operations could be disrupted.

Risks Related to Indebtedness and Financing

If we are not able to obtain suitable financing, if we incur debt and the interest rates increase, or if our credit ratings are lowered, our business and results of operations may decline.

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Our business and results of operations may depend on our ability to obtain financing, whether from bank borrowings or from financing in the public debt markets. We cannot be certain that we will be able to replace existing financing or find additional sources of financing in the future on favorable terms or at all.

If we are not able to obtain suitable financing at reasonable terms or replace existing debt and credit facilities when they become due or expire, our costs for borrowings will likely increase and our revenues may decrease or we could be precluded from continuing our operations at current levels.

Increases in interest rates can make it more difficult and/or expensive for us to obtain the funds we need to operate our business. The amount of interest we incur on our revolving bank credit facility and term loan fluctuates based on changes in short-term interest rates and the amount of borrowings we incur. Increases in interest rates generally and/or any downgrade in the ratings that national rating agencies assign to our outstanding debt securities could increase the interest rates we must pay on any subsequent issuances of debt securities, and any such ratings downgrade could also make it more difficult for us to sell such debt securities.

Financial and Accounting Risks

•	We have a history of net losses and may not achieve or sustain profitability in the future.

•	Our leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under our outstanding indebtedness.

•	To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations may adversely affect our business, financial condition and results of operations.

•	Despite our current indebtedness levels, we and our subsidiaries may still be able to incur more debt, which could further exacerbate the risks associated with our leverage.

•	We make significant loans to, and are generally liable for debts and other obligations of, the partnerships and limited liability companies that own and operate some of our surgical facilities.

•	We may be limited in our ability to utilize, or may not be able to utilize, net operating loss carryforwards to reduce our future tax liability.

Risks Related to the COVID-19 Pandemic and Other External Factors

Public health issues such as the COVID-19 pandemic have adversely affected, and could in the future, adversely affect our business or financial results.

The United States and other countries have experienced, and may experience in the future, outbreaks of contagious diseases that affect public health and public perception of health risk. In connection with the outbreak of the global COVID-19 pandemic in 2020, the United States declared a national emergency in March 2020 and the World Health Organization and the U.S. Centers for Disease Control and Prevention have recommended containment and mitigation measures. Numerous states and municipalities have also declared public health emergencies. Along with these declarations, extraordinary and wide-ranging actions have been taken by international, federal, state, and local public health and governmental authorities to mitigate the impact of COVID-19, including quarantines, stay-at-home orders and business closure mandates requiring that individuals substantially restrict daily activities and that businesses substantially modify, curtail or cease normal operations. Many of these measures are currently in place in many jurisdictions throughout the United States, and additional measures may be imposed by governmental authorities in the future as the country has experienced a resurgence of the pandemic in the fall and winter of 2020. Due to these restrictions, and in an effort to ensure the safety of our employees, customers, trade partners and the communities in which we operate, we may have to substantially modify our business operations, which may result in, among other things, disruption in our ability to provide services, in particular in certain regions of the country that are highly impacted by the pandemic.

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There is significant uncertainty regarding the extent to which and how long COVID-19 and related government directives, actions and economic relief efforts will disrupt the U.S. economy and level of employment, capital markets, consumer confidence, and discretionary spending. The extent to which COVID-19 impacts our operational and financial performance will depend on future developments, including the duration and spread of COVID-19, the acceptance and effectiveness of vaccines, and the impact of COVID-19 and related containment and mitigation measures on our customers, trade partners and employees, all of which are highly uncertain, unpredictable and outside our control. If COVID-19 continues to have a significant negative impact on economic conditions over a prolonged period of time, our results of operations and financial condition could be materially adversely impacted.

Cybersecurity and Data Risks

•	Cybersecurity attacks or intrusions could adversely impact our businesses.

•	Our use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm.

Legal and Regulatory Risks

•	If we fail to comply with or otherwise incur liabilities under the numerous federal and state laws and regulations relating to the operation of our facilities, we could incur significant penalties or other costs or be required to make significant changes to our operations.

•	Our surgical facilities do not satisfy the requirements for any of the safe harbors under the federal Anti-Kickback Statute. If a federal or state agency asserts a different position or enacts new laws in this regard, we could be subject to criminal and civil penalties, loss of licenses and exclusion from governmental programs, which may result in a substantial loss of revenue.

•	If we fail to comply with physician self-referral laws as they are currently interpreted or may be interpreted in the future, or if other legislative restrictions are issued, we could incur substantial monetary penalties and a significant loss of revenue.

•	Federal law may restrict the ability of our facilities to expand capacity.

•	Companies within the health care industry, including us, continue to be the subject of federal and state audits and investigations, including actions for false and other improper claims.

•	If we become subject to large malpractice or other legal claims, we could be required to pay significant damages, which may not be covered by insurance.

•	Failure to comply with Medicare’s conditions for coverage and conditions of participation may result in loss of program payment or other governmental sanctions.

•	Our facilities could face decreased Medicare payments if they fail to report and meet various quality metrics.

•	If antitrust enforcement authorities conclude that our market share in any particular market is too concentrated, that our or our health system partners’ commercial payor contract negotiating practices are illegal, or that we otherwise violate antitrust laws, we could be subject to enforcement actions that could have a material adverse effect on our business, prospects, results of operations and financial condition.

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General Risk Factors

Increased domestic or international instability could have an adverse effect on our facilities.

Increased domestic or international instability could adversely impact the economy and significantly reduce the number of procedures conducted, in turn increase our operating expenses, which could adversely affect our business.

We could be adversely impacted by the loss of key management personnel or if we fail to attract qualified personnel.

Our future success depends, to a significant degree, on the efforts of our senior management and our ability to attract qualified personnel. Our operations could be adversely affected if key members of our senior management leave our employ or we cannot attract qualified personnel to manage our business.

Information technology failures and data security breaches could harm our business.

We will use information technology and other computer resources to carry out important operational and marketing activities as well as maintain our business records, including information provided by our customers. Many of these resources are provided to us and/or maintained on our behalf by third-party service providers pursuant to agreements that specify certain security and service level standards. Our ability to conduct our business may be impaired if these resources are compromised, degraded, damaged or fail, whether due to a virus or other harmful circumstance, intentional penetration or disruption of our information technology resources by a third party, natural disaster, hardware or software corruption, failure or error (including a failure of security controls incorporated into or applied to such hardware or software), telecommunications system failure, service provider error or failure, intentional or unintentional personnel actions (including the failure to follow our security protocols), or lost connectivity to our networked resources. A significant and extended disruption in the functioning of these resources could impair our operations, damage our reputation and cause us to lose customers, sales and revenue.

In addition, breaches of our data security systems, including by cyber-attacks, could result in the unintended public disclosure or the misappropriation of our proprietary information or personal and confidential information, about our employees, consumers who view our homes, home buyers, mortgage loan applicants and business partners, requiring us to incur significant expense to address and resolve these kinds of issues. The release of confidential information may lead to identity theft and related fraud, litigation or other proceedings against us by affected individuals and/or business partners and/or by regulators, and the outcome of such proceedings, which could include penalties or fines, could have a material and adverse effect on our reputation, business, financial condition and results of operations. Depending on its nature, a particular breach or series of breaches of our systems may result in the unauthorized use, appropriation or loss of confidential or proprietary information on a one-time or continuing basis, which may not be detected for a period of time. In addition, the costs of maintaining adequate protection against such threats, as they develop in the future (or as legal requirements related to data security increase) could be material.

General Business Risks

The price of our Common Stock may be volatile.

If we are able to have a trading market for our stock, the trading price of our Common Stock is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the provision of health care or the sale of health insurance; any major change in our Board of Directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of Common Stock by existing stockholders; and general political and economic conditions.

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In addition, the stock market in general, and the market for developing companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

Doubts about Ability to Continue as a Going Concern

The Company is an early-stage enterprise and has not commenced planned principal operations. The Company had no revenues to date and minimal capitalization. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Common Stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

The market for our Common Stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The market for our Common Stock may be thinly traded on the OTC Markets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to several factors, including the fact that we are a small company that is relatively unknown to stock analysts, stockbrokers, institutional investors, and others in the investment community. Even if we came to such persons’ attention, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until we became more seasoned and viable. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on our share price. We cannot assure you that a broader or more active public trading market for our common shares will develop or be sustained or that current trading levels will be maintained.

The availability of shares for sale in the future could reduce the market price of our Common Stock.

In the future, we may issue securities to raise cash for acquisitions or otherwise. We may also acquire interests in other companies by using a combination of cash and Common Stock or just Common Stock. We may also issue securities convertible into our Common Stock. Any of these events may dilute your ownership interest in our Company and adversely impact our Common Stock’s price.

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Also, sales of a substantial amount of our Common Stock in the public market or the perception that these sales may occur could reduce our Common Stock’s market price and impair our ability to raise additional capital through the sale of our securities.

The indemnification provisions in our Articles of Incorporation and bylaws under Nevada law may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees.

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. These indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may not recoup.

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Our Common Stock will be deemed a “penny stock,” making it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules, making it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

As an issuer of a “penny stock,” the federal securities laws’ protection relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because we failed to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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We are classified as a “non-reporting company,” and we cannot be sure if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

We are currently a “non-reporting company.” Specifically, non-reporting companies may provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting, and have certain other decreased disclosure obligations in their SEC filings. Reduced disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control the Company, you will not likely be able to elect directors or have any say in the Company’s policies.

Our stockholders are not entitled to cumulative voting rights. Consequently, a majority vote will decide the election of directors and all other matters requiring stockholder approval. Everett Dickson, Director, CEO, Secretary, Treasurer and Principal Shareholder, owns 125,333,334 Common shares for a total ownership of approximately 57.57%.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our Common Stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

We are classified as an “emerging growth company” as well as a “non-reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

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We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control AVRA, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Avra, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Avra, Inc. beneficially own a majority of our outstanding Common Stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements that involve substantial risks and uncertainties. Other than statements of historical fact, all statements in this Offering Circular, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and management objectives, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Offering Circular that we believe could cause actual results or events to differ materially from the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

You should read this Offering Circular and the documents that we have filed as exhibits to this Offering Circular with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this Offering Circular are made as of the date of this Offering Circular, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

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USE OF PROCEEDS

The table below sets forth the net proceeds of the Offering, after deducting offering expenses estimated to be $15,000, if we sell 25%, 50%, 75% and 100% of the shares in this Offering.

	25%	50%	75%	100%
Shares	5,000,000	10,000,000	15,000,000	20,000,000
Price/Share	$0.0100	$0.0100	$0.0100	$0.0100
Gross Proceeds	$50,000	$100,000	$150,000	$200,000
Expenses	$15,000	$15,000	$15,000	$15,000
Net Proceeds	$35,000	$85,000	$135,000	$185,000

The table below sets forth our intended use of the net proceeds of the Offering if we sell 25%, 50%, 75% and 100% of the shares in this Offering.

	25%		50%		75%		100%
Item	$	%	$	%	$	%	$	%
New Facilities	$15,750	45%	$38,250	45%	$60,750	45%	$83,250	45%
Equipment	5,250	15%	12,750	15%	20,250	15%	27,750	15%
SG&A	12,250	35%	29,750	35%	47,250	35%	64,750	35%
Marketing/Promotion	1,750	5%	4,250	5%	6,750	5%	9,250	5%
Total	$35,000	100%	$85,000	100%	$135,000	100%	$185,000	100%

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

As indicated in the prior table, a portion of our net proceeds is intended to be used for acquisitions. As in every acquisition, there are numerous material contingencies to closing, including, but not limited to, financing, satisfactory due diligence, and execution of a final purchase agreement. There is no assurance that any other future acquisitions, will close, and if they close, that they will be successful. In the event we do not use the net proceeds for acquisitions, we intend to reallocate the net proceeds for acquisitions for the other items listed in the use of proceeds table and for general working capital purposes.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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Proforma Financial Information

AVRA, INC.

PROFORMA BALANCE SHEETS

	October 31,	Proforma if 25% of the Offering	Proforma if 50% of the Offering	Proforma if 75% of the Offering	Proforma if 100% of the Offering
	2021	is Sold	is Sold	is Sold	is Sold

ASSETS
Current Assets:
Cash	$9,459	$59,459	$109,459	$159,459	$209,459
Inventory	$0	$0	$0	$0	$0
Accounts Receivable	$0	$0	$0	$0	$0
Total Current Assets	$9,459	$59,459	$109,459	$159,459	$209,459
Other Assets
Property and Equipment	$24,924	$24,924	$24,924	$24,924	$24,924
Deferred Lease expense	$78,700	$78,700	$78,700	$78,700	$78,700

Total Assets	$113,083	$163,083	$213,083	$263,083	$313,083

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts Payable and Accrued Liabilities	$18,267	$18,267	$18,267	$18,267	$18,267
Accrued Interest	$23,980	$23,980	$23,980	$23,980	$23,980
Due to Related Party	$40,742	$40,742	$40,742	$40,742	$40,742
Notes Payable	$69,000	$69,000	$69,000	$69,000	$69,000
Loans Payable	$0	$0	$0	$0	$0
Line of Credit	$0	$0	$0	$0	$0
Loan Payable, net of current portion	$0	$0	$0	$0	$0
Line of Credit, net of current portion	$0	$0	$0	$0	$0
Total Liabilities	$151,989	$151,989	$151,989	$151,989	$151,989

Stockholders' Deficit:
Preferred stock; authorized 75,000,000 Par Value $0.00001	0	0	0	0	0
Common stock; authorized 750,000,000; 182,882,208 shares	1,977	2,027	2,077	2,127	2,177
at $0.00001 par value as of April 30, 2021
Discount on Common Stock	$0	$0	$0	$0	$0
Preferred Stock to be Issued	$0	$0	$0	$0	$0
Common Stock to be Issued	$0	$0	$0	$0	$0
Additional Paid in Capital	$224,862	$274,812	$324,762	$374,712	$424,662
Accumulated Deficit	($265,745)	($265,745)	($265,745)	($265,745)	($265,745)
Total Stockholders' Deficit	($38,906)	$11,094	$61,094	$111,094	$161,094

Total Liabilities and Stockholders' Equity	$113,083	$163,083	$213,083	$263,083	$313,083

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AVRA, INC.

Notes to the Unaudited Pro Forma Financial Information

Avra Inc. (or the “Company”) was incorporated in the State of Nevada on December 1, 2010. We have recently adopted a new business plan. The Company has signed a Definitive Agreement Dated October 30, 2021 to merge with Springs Rejuvenation, LLC, a Chamblee, Georgia anti-aging and stem cell center, focusing on stem cell therapy, facial rejuvenation, hair rejuvenation, non –surgical hair restoration, Protein Rich Plasma (PRP) injections, and anti-aging treatments.

The Company has been previously focused on solutions in the cryptocurrency and digital currency markets, particularly in offering payment solutions to businesses worldwide. The Company also has a business in marketing and distributing of Smart TV boxes to home consumers throughout the United States. Smart TV boxes are hardware devices that allow consumers to combine all of the benefits of the Internet with the large size and high definition capabilities of TV screens; however, this is not the Company’s primary focus.

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements are based on the Company’s historical financial statements as adjusted to give effect to the 1-A offering and the shares issued as part of the offering. The unaudited proforma combined balance sheet as of October 31, 2021 gives effect to the 1-A offering as if it had occurred on October 31, 2021.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Offering; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the acquisition.

NOTE 2. ACCOUNTING PERIODS PRESENTED

The unaudited pro forma condensed combined balance sheet as of October 31, 2021 is presented as if the 1-A offering had occurred on October 31, 2021 and combines the historical balance sheet of the Company at October 31, 2021.

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of October 31, 2021 was a deficit of $(144,802) or $(7.32) per share based on the 197,682,208 shares of our Common Stock outstanding on October 31, 2021. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100% 75%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated Offering expenses of $15,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this Offering	$0.01	$0.01	$0.01	$0.01
Historical net tangible book value per share as of October 31, 2021	$(0.0007)	$(0.0007)	$(0.0007)	$(0.0007)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.002167	$0.001414	$0.000757	$0.000265
Net tangible book value per share, after this Offering	$0.001434	$0.000682	$0.000024	$(0.000468)
Dilution per share to new investors	$0.008566	$0.009318	$0.009976	$0.010468

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PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See “Where You can Find More Information” on page 51 below for more details.

Plan of Distribution

Each offering is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in each offering, see “Investor Suitability Standards” below. As a Tier 1 offering pursuant to Regulation A under the Securities Act, each offering will be exempt from state law “blue sky” review, subject to meeting certain state notice filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the Broker is registered.

The interests are being offered by subscription only in the United States and to residents of those states in which the offer and sale is not prohibited. This offering circular does not constitute an offer or sale of interests outside of the United States

Those persons who want to invest in our interests must sign a subscription agreement for the particular series of interests, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “How to Subscribe” below for further details. Copies of the form of subscription agreement for each series are filed as Exhibit 4.1 and onwards in the offering statement.

The Company will pay all of the expenses incurred in each offering including fees to legal counsel, but excluding fees for counsel or other advisors to the investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any investor desiring to engage separate legal counsel or other professional advisors in connection with an offering will be responsible for the fees and costs of such separate representation.

Term of the Offering

Sale of the Offered Shares will commence within two calendar days of date the Offering Statement (of which this Offering Circular is a part) is qualified by the SEC (the “Qualification Date”) and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F). The Offering will continue through the earlier of (i) the anniversary of the Qualification Date, (ii) the date upon which all the Offered Shares are sold, or (iii) the date the Company decides to terminate the Offering (in any case, the “Termination Date”).

We may decide to extend the Offering, close the Offering early, or cancel it, in our sole discretion. If we extend the Offering, we will provide that information in an amendment to this Offering Circular. If we close the Offering early or cancel it, we may do so without notice to you, although if we cancel the Offering, all funds that may have been provided by any investors will be promptly returned without interest or deduction.

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Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public Offering price was determined by the Board of Directors. The principal factors considered in determining the initial public Offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Offering Period and Expiration Date

The Offering will commence within two calendar days after this Offering Circular has been qualified by the Commission. This Offering will terminate upon the earlier of when all shares qualified hereunder are sold or one (1) year after this Offering Circular has been qualified by the Commission.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

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(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should go to our website, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

We will immediately review completed subscriptions for approval and notify subscribers of acceptance by mail. We will immediately return proceeds by mail if the subscription is not accepted.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds on page 23.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion summarizes the significant factors affecting the operating results, financial condition and liquidity, and cash flows of our Company for the years ended January 31, 2021, and 2020. You should read this discussion together with the financial statements, related notes, and other financial information included in this Offering Circular. Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward-looking statements that involve risks and uncertainties and are based upon judgments concerning various factors beyond our control. These risks could cause our actual results to differ materially from any future performance suggested below.

Forward-Looking Statements

This Offering Circular contains forward-looking statements. For this purpose, any statements contained in this Offering Circular that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking information includes statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, and other matters. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “continue” or the negative of these similar terms. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information.

These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In evaluating these forward-looking statements, you should consider various factors, including the following: (a) those risks and uncertainties related to general economic conditions, (b) whether we are able to manage our planned growth efficiently and operate profitable operations, (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations, (d) whether we are able to successfully fulfill our primary requirements for cash, which are explained below under “Liquidity and Capital Resources” On Page _____. We assume no obligation to update forward-looking statements, except as otherwise required under the applicable federal securities laws. Unless stated otherwise, terms such as the “Company,” “Avra,” “we,” “us,” “our,” and similar terms shall refer to Avra, Inc., a Nevada corporation.

Overview

Avra, Inc. was incorporated in Nevada on December 1, 2010. Our offices are located at One Glenlake Parkway #650, Atlanta, GA 30328. Our website is www.avrabiz.com. Our telephone number is (678) 387-3515, and our email address is avrabiz21@gmail.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

We have recently adopted a new business plan. The Company has signed a Definitive Agreement dated October 30, 2021 to merge with Springs Rejuvenation, LLC, a Chamblee, Georgia anti-aging and stem cell center, focusing on stem cell therapy, facial rejuvenation, hair rejuvenation, and anti-aging treatments.

Our previous business was focused on solutions in the cryptocurrency and digital currency markets, particularly in offering payment solutions to businesses worldwide. The Company also has a business in marketing and distributing of Smart TV boxes to home consumers throughout the United States. Smart TV boxes are hardware devices that allow consumers to combine all of the benefits of the Internet with the large size and high definition capabilities of TV screens; however, this is not the Company’s current focus.

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History

Avra Inc. (the “Company”) was incorporated in the State of Nevada on December 1, 2010. The Company, and was focused on solutions in the cryptocurrency and digital currency markets, particularly in offering payment solutions to businesses worldwide. The Company also has a business in marketing and distributing of Smart TV boxes to home consumers throughout the United States. Smart TV boxes are hardware devices that allow consumers to combine all of the benefits of the Internet with the large size and high definition capabilities of TV screens; however, this is not the Company’s current focus.

Critical Accounting Policies

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” Section is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, net sales and expenses, and related disclosures. On an ongoing basis, we evaluate our estimates, including, but not limited to, those related to inventories, income taxes, accounts receivable allowance, fair value derivatives, and reserve for warranty claims. We base our estimates on historical experience, performance metrics, and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from others sources. Actual results will differ from these estimates under different assumptions or conditions. We apply the following critical accounting policies in the preparation of our financial statements:

Use of Estimates

Financial statements prepared under accounting principles generally accepted in the U.S. require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among other things, management estimates include the estimated collectability of its accounts receivable, the valuation of long-lived assets, warranty reserves, the assumptions used to calculate derivative liabilities, assumptions used to value equity instruments issued for financing and compensation, and the valuation of deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

We recognize revenue under Accounting Standard Update (“ASU”) No. 2014-09. This standard provides authoritative guidance clarifying the principles for recognizing revenue and developing a common revenue standard for U.S. GAAP. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Under this guidance, revenue is recognized when control of promised goods or services is transferred to our customers in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. We review our sales transactions to identify contractual rights, performance obligations, and transaction prices, including the allocation of prices to separate performance obligations, if applicable. Revenue and costs of sales are recognized once products are delivered to the customer’s control, and performance obligations are satisfied.

Recent Accounting Pronouncements

See Note 2 of Notes to Financial Statements in this Offering Circular for management’s discussion of recent accounting pronouncements.

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Results of Operations for the Fiscal Year Ended January 31, 2021 compared to the Fiscal Year Ended January 31, 2020, and the three months ended April 30, 2021 compared to the three months ended April 30, 2020 and the six months ended July 31, 2021 and 2020 and the nine months ended October 31, 2021 and 2020

Revenue

We had $0 in revenues for the fiscal year ended January 31, 2021, versus revenues of $0 for the fiscal year ended January 31, 2020.

We had $60,022 in revenues for the three months ended April 30, 2021, compared to $0 for the three months ended April 30, 2020.

We had $60,022 in revenues for the three months ended July 31, 2021, compared to $0 for the three months ended July 31, 2020.

We had $60,023 in revenues for the three months ended October 31, 2021, compared to $0 for the three months ended October 31, 2020.

Cost of Sales

We incurred $0 in cost of sales for the fiscal year ended January 31, 2021, versus $0 for the fiscal year ended January 31, 2020.

We had $17,667 in cost of sales for the three months ended April 30, 2021, compared to $0 for the three months ended April 30, 2020.

We incurred $17,667 in costs of goods sold for the three months ended July 31, 2021, compared to $0 for the three months ended July 31, 2020.

We incurred $17,667 in costs of goods sold for the three months ended October 31, 2021, compared to $0 for the three months ended October 31, 2020.

Operating Expenses

General & Administrative Expenses

General and administrative expenses include professional fees, costs associated with marketing, press releases, public relations, rent, sponsorships, and other expenses. We incurred general and administrative expenses of $11,572 for the fiscal year ended January 31, 2021, versus $16,050 for the fiscal year ended January 31, 2020, a decrease of $4,478 (27.90%).

We had $10,462 of general and administrative expenses (“G&A”) for the three months ended April 30, 2021, compared to $300 for the three months ended April 30, 2020, an increase of $10,162 or 3387%. The increase is due to corporate restructuring during the current three-month period compared to the prior period. The Company also had $9,000 in shares for compensation for the three months ended April 30, 2021 compared to $0 for the three months ended April 30, 2020.

We had $13,198 of general and administrative expenses (“G&A”) for the three months ended July 31, 2021, compared to $300 for the three months ended July 31, 2020, an increase of $12,898. The increase is due to corporate restructuring during the current three-month period compared to the prior period.

We had $19,790 of general and administrative expenses (“G&A”) for the three months ended October 31, 2021, compared to $300 for the three months ended October 31, 2020, an increase of $19,490. The increase is primarily due to corporate restructuring during the current three-month period compared to the prior period.

Other Income (Expense)

Our other income and expenses included a $221,031 gain on forgiveness of debt and $9,376 in interest expense. We recognized other income of $211,655 for the fiscal year ended January 31, 2021, versus other income of $432,876 for the fiscal year ended January 31, 2020. The decrease of $221,221 (50.02%) was due to lower gain on extinguishment of debt.

For the three months ended April 30, 2021, we had total other expense of $2,165, compared to total other expense of $2,344 for the three months ended April 30, 2020. In the current period we incurred $785 in imputed interest and $1,380 in interest expense. In the prior period, we incurred no imputed interest and $2,344 in interest expense, a $964 (41.13%) decrease from the current period.

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For the three months ended July 31, 2021, we had total other expense of $2,313, compared to total other expense of $2,344 for the three months ended July 31, 2020. In the current period we incurred $785 in imputed interest and $1,380 in interest expense. In the prior period, we incurred no imputed interest and $2,344 in interest expense, a $964 (41.13%) decrease from the current period.

For the three months ended October 31, 2021, we had total other expense of $2,165, compared to total other expense of $2,344 for the three months ended October 31, 2020. In the current period we incurred $785 in imputed interest and $1,380 in interest expense. In the prior period, we incurred no imputed interest and $2,344 in interest expense, a $179 increase from the current period.

Net Losses

We incurred a net loss of $200,083 for the fiscal year ended January 31, 2021, versus $416,826 for the fiscal year ended January 31, 2020, representing a $216,7431 (52.0%) decrease. While general & administrative expenses were slightly lower in 2021 compared to 2020, the main difference was gain on forgiveness of debt was significantly lower in 2021 than 2020.

We incurred a net loss of $21,627 for the three months ended April 30, 2021, compared to $2,644 for the three months ended April 30, 2020, an increase of $18,983 or 717.97%.

We incurred a net loss of $15,511 for the three months ended July 31, 2021, compared to $2,644 for the three months ended July 31, 2020, an increase of $12,867 or 717.97%.

We incurred a net gain of $22,265 for the three months ended October 31, 2021, compared to a net loss $2,644 for the three months ended October 31, 2020, an increase of $12,867 or 717.97%.

Liquidity and Capital Resources

Liquidity and Capital Resources for the Fiscal Year Ended January 31, 2021, Compared to the Fiscal Year Ended January 31, 2020

	Fiscal Year Ended January 31,
	2021	2020
Summary of Cash Flows:
Net cash used by operating activities	$(13,082)	$–
Net cash used by investing activities	$–	$–
Net cash provided by financing activities	$13,082	$–
Net increase (decrease) in cash and cash equivalents	$–	$–
Beginning cash and cash equivalents	$–	$–
Ending cash and cash equivalents	$–	$–

Liquidity and Capital Resources for the three months ended April 30, 2021, Compared to the three months ended April 30, 2020

	Three Months Ended April 30,
	2021	2020
Summary of Cash Flows:
Net cash used by operating activities	$(12,462)	$–
Net cash used by investing activities	$–	$–
Net cash provided by financing activities	$13,100	$–
Net increase (decrease) in cash and cash equivalents	$638	$–
Beginning cash and cash equivalents	$–	$–
Ending cash and cash equivalents	$638	$–

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Liquidity and Capital Resources for the three months ended July 31, 2021, Compared to the three months ended July 31, 2020

	Three Months Ended July 31,
	2021	2020
Summary of Cash Flows:
Net cash used by operating activities	$(13,198)	$–
Net cash used by investing activities	$–	$–
Net cash provided by financing activities	$12,560	$–
Net increase (decrease) in cash and cash equivalents	$638	$–
Beginning cash and cash equivalents	$638	$–
Ending cash and cash equivalents	$–	$–

Liquidity and Capital Resources for the three months ended October 31, 2021, Compared to the three months ended October 31, 2020

	Three Months Ended October 31,
	2021	2020
Summary of Cash Flows:
Net cash used by operating activities	$(29,514)	$–
Net cash used by investing activities	$–	$–
Net cash provided by financing activities	$38,973	$–
Net increase (decrease) in cash and cash equivalents	$9,459	$–
Beginning cash and cash equivalents	$–	$–
Ending cash and cash equivalents	$9,459	$–

Operating Activities

For the fiscal year ended January 31, 2021, we used $13,082 of cash in operations, which included our net loss of $200,083 offset by a $9,376 expense for accrued interest, a $221,031 gain on forgiveness of debt, and a decrease of accounts payable of $1,510.

In the fiscal year ended January 31, 2020, we used $0 of cash in operations.

For the three months ended April 30, 2021, we used $12,462 of cash in operations compared to $0 of cash used the three months ended April 30, 2020. The $12,462 included a net loss of $21,627 offset by a $1,380 accrued interest, $785 imputed interest, $9,000 shares for compensation, and a decrease of accounts payable of $2,000. For the three months ended April 30, 2020, we used $0 of cash in operations.

For the three months ended July 31, 2021, we used $13,198 of cash in operations compared to $0 of cash used the three months ended July 31, 2020. The $13,198 included a net loss of $15,511 offset by a $1,380 accrued interest, $785 imputed interest, we used $0 of cash in operations.

For the three months ended October 31, 2021, we used $29,514 of cash in operations compared to $0 of cash used the three months ended October 31, 2020. The $29,514 included a net gain of $22,565 offset by a $1,380 accrued interest, $785 imputed interest, we used $0 of cash in operations.

Investing Activities

Net cash used in investing activities for the fiscal year ended January 31, 2021 was $0. Net cash used in investing activities for the fiscal year ended January 31, 2020 was $0, resulted from no activity.

Net cash used in investing activities for the three months ended April 30, 2021, was $0. Net cash used in investing activities for the three months ended April 30, 2020, was $0.

Net cash used in investing activities for the three months ended July 31, 2021, was $0. Net cash used in investing activities for the three months ended July 31, 2020, of $0 resulted from no activity.

Net cash used in investing activities for the three months ended July 31, 2021, was $0. Net cash used in investing activities for the three months ended July 31, 2020, of $0 resulted from no activity.

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Financing Activities

Net cash provided by financing activities was $13,082 for the fiscal year ended January 31, 2021, which consisted of $13,082 of proceeds from notes payable. Net cash provided by financing activities was $0 for the fiscal year ended January 31, 2020.

For the three months ended April 30, 2021, we received $13,100 from proceeds from notes payable. For the three months ended April 30, 2020, we received $0 from financing activities.

For the three months ended July 31, 2021, we received $12,560 from proceeds from notes payable. For the three months ended July 31, 2020, we received $0 from financing activities.

For the three months ended October 31, 2021, we received $15,231 from proceeds from notes payable. For the three months ended October 31, 2020, we received $0 from financing activities.

Future Capital Requirements

Our current available cash and cash equivalents are insufficient to satisfy our liquidity requirements. Our capital requirements for the fiscal year ending January 31, 2022, will depend on numerous factors, including management’s evaluation of the timing of projects to pursue. Subject to our ability to generate revenues and cash flow from operations and our ability to raise additional capital (including through possible joint ventures or partnerships), we expect to incur substantial expenditures to carry out our business plan, as well as costs associated with our capital raising efforts and being a public company.

Our plans to finance our operations include seeking equity and debt financing, alliances or other partnership agreements, or other business transactions that would generate sufficient resources to ensure the continuation of our operations.

The sale of additional equity or debt securities may result in further dilution to our stockholders. If we raise additional funds through the issuance of debt securities or preferred stock, these securities could have rights senior to those of our Common Stock and could contain covenants that would restrict our operations. Any such required additional capital may not be available on reasonable terms, if at all. If we were unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned activities and limit our operations, which could have a material adverse effect on our business, financial condition, and operations results.

Inflation

The amounts presented in our financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts representing replacement costs or using other inflation adjustments.

Going Concern

The accompanying unaudited 2020 financial statements have been prepared on a going concern basis. For the fiscal year ended January 31, 2021, we had a net loss of $200,083, had net cash used in operating activities of ($13,082), had a negative working capital deficit of ($139,022), an accumulated deficit of ($333,718) and stockholders’ deficit of ($139,022). Our ability to continue as a going concern depends on our ability to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due, fund possible future acquisitions, and generate profitable operations in the future. Our management plans to provide for our capital requirements by continuing to issue additional equity and debt securities. The outcome of these matters cannot be predicted at this time, and there are no assurances that, if achieved, we will have sufficient funds to execute our business plan or generate positive operating results. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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The accompanying unaudited financial statements have been prepared on a going concern basis. For the three months ended October 31, 2021, we had a net gain of $20,400, had net cash used in operating activities of $29,514), had a working capital deficit of $38,906, an accumulated deficit of ($265,745) and total liabilities and stockholders’ equity of $113,083. Our ability to continue as a going concern depends on our ability to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due, fund possible future acquisitions, and generate profitable operations in the future. Our management plans to provide for our capital requirements by continuing to issue additional equity and debt securities. The outcome of these matters cannot be predicted at this time, and there are no assurances that, if achieved, we will have sufficient funds to execute our business plan or generate positive operating results. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our significant estimates and assumptions include the fair value of our Common Stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to our deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. In consultation with its legal counsel as appropriate, our management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is likely, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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BUSINESS

Overview

Avra Inc. (“Avra,” “AVRN,” “we,” “us,” or the “Company”) was incorporated in the State of Nevada on December 1, 2010. We have recently adopted a new business plan. The Company has signed a Definitive Agreement dated October 30, 2021 to merge with Springs Rejuvenation, LLC (“Springs”), a Chamblee, Georgia anti-aging and stem cell center, focusing on stem cell therapy, facial rejuvenation, hair rejuvenation, non –surgical hair restoration, protein rich plasma (PRP) injections, and anti-aging treatments.

Our previous business was focused on solutions in the cryptocurrency and digital currency markets, particularly in offering payment solutions to businesses worldwide. The Company also had a business in marketing and distributing of Smart TV boxes to home consumers throughout the United States. Smart TV boxes are hardware devices that allow consumers to combine all of the benefits of the Internet with the large size and high definition capabilities of TV screens. This, however, is not the Company’s current focus.

Springs was founded and incorporated in the State of Georgia on the 21st of May, 2019 by Dr. Charles Pereyra. The company currently has one facility located in Chamblee, Georgia. In addition to Dr. Pereyra, there are three employees. They include Dr. Juan P. Nieto M.D., Dr. Andrew Bernstein M.D., and Alyssa Stilwell, as executive director.

Dr. Pereyra

Dr. Pereyra is the founder of Springs Rejuvenation Stem Cell Therapy in Atlanta, GA (since 2018). He is our current lead clinical Physician and an expert in Stem Cell, Anti-Aging research and Regenerative medicine. Credentials include: *Cornell University; St George’s University School of Medicine Residency; New York Presbyterian Brooklyn Methodist;  Hospital Georgia Wellstar Spalding Regional Hospital

Dr. Nieto

Dr. Nieto specializes in sports-related injuries as well as chronic joint pain. His has expertise experience with diagnostic ultrasound exams as well as joint and tendon injections with PRP, & prolotherapy. His highlights include caring/treating professional athletes: NBA Wizards & D1 level athletes from different multiple sports and presented research at national conferences. Nova Southeastern University; San Juan Bautista School of Medicine Residency; New York Presbyterian-Brooklyn Methodist; Hospital Sports Medicine Fellowship; Georgetown University

Dr. Bernstein

Dr. Bernstein is a Board-Certified Physician who specializes in non-surgical hair rejuvenation & PRP. With over a decade of medical experience, he has the skills to help you find the right treatment solution for you. University of Georgia, Bachelor of Science in Microbiology; Mercer School of Medicine; Residency- New York Presbyterian-Brooklyn Methodist Hospital; Currently an attending physician at Piedmont Fayette Hospital, Fayetteville GA; ATLS, ACLS Certified

Alyssa Stilwell

Ms. Stilwell is Springs Rejuvenation Executive Director. Bachelor of Business Administration in marketing from the University of Central Florida

Springs focuses on anti-aging and stem cell center, focusing on stem cell therapy, facial rejuvenation, hair rejuvenation, non –surgical hair restoration, Protein Rich Plasma (PRP) injections, and anti-aging treatments. The web site for the company is https://springsrejuvenation.com.

History

Avra was incorporated in the state of Nevada on December 1, 2010, under the name “Avra Incorporated.” We are currently active in the state of Nevada.

Springs was founded and incorporated in the State of Georgia on May 21, 2019 under the name “Springs Rejuvenation, LLC . The company is currently active in the state of Georgia.

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Stem Cell Therapy

Stem cell therapy is a non-invasive treatment that aims to replace damaged cells within the body. Mesenchymal stem cell therapy can be deployed systemically via IV or injected locally to target specific sites, depending on patient needs

Stem cell therapy is a form of regenerative medicine designed to repair damaged cells within the body by reducing inflammation and modulating the immune system. This makes stem cell therapy a viable treatment option for a variety of medical conditions.  Stem cell therapies have been used to treat autoimmune, inflammatory, neurological, orthopedic conditions and traumatic injuries with studies conducted on use for Crohn's disease, Multiple Sclerosis, Lupus, COPD, Parkinson's, ALS, Stroke recovery and more.

While stem cell therapy does not necessarily provide a cure for these conditions, the premise is to allow the body to heal itself well enough to mitigate the symptoms of the conditions for long periods. In many cases, this effect can substantially increase the quality of life for patients as well as delay disease progression.

Stem cells can be obtained from many different sources. These include adipose (fat tissue), umbilical cord tissue, placental tissue, umbilical cord blood, or bone marrow. Springs utilizes Wharton jelly/umbilical cord derived products, in addition to fat and blood derived stem cells.

Stem cells can be administered in a variety of fashions; IV Stem Cell Therapy (Intravenous administration), Intrathecal (directly into the spinal canal), Site injections into problem areas (Knee, hips, hands, etc.)

Mesenchymal stem cells utilize their self-renewal, immunomodulatory, anti-inflammatory, signaling, and differentiation properties to influence positive change within the body. Mesenchymal stem cells (MSCs) also have the capacity to self-renew by dividing and developing into multiple specialized cell types present in a specific tissue or organ.  Mesenchymal stem cells are adult stem cells, meaning they present no ethical concerns, and are not sourced from embryonic material.

The therapeutic uses of stem cells as a potential therapy for a variety of diseases has been immensely explored, the number of clinical trials conducted with Mesenchymal Stem Cells has increased exponentially over the past few years.

Stem cells have a unique, intrinsic property that attracts them to inflammation in the body. Studies have shown that stem cells can regenerate damaged or diseased tissues, reduce inflammation and modulate the immune system promoting better health and quality of life. Mesenchymal stem cells do this by influencing tissue repair via paracrine effects (cell signaling in order to change the behavior of existing cells) or direct cell-to-cell contact.

What are stem cells

Stem cells are the body's raw materials — cells from which all other cells with specialized functions are created. Mesenchymal stem cells are adult stem cells that have self-renewal, immunomodulatory, anti-inflammatory, signaling, and differentiation properties. Mesenchymal stem cells (MSCs), self-renewing capacity is characterized by their ability to divide and develop into multiple specialized cell types present in a specific tissue or organ.

Mesenchymal stem cells (MSCs) can be sourced from a variety of tissue including adipose tissue (fat), bone marrow, umbilical cord tissue, blood, liver, dental pulp, and skin.

MSCs are widely used in the treatment of various diseases due to their self-renewable, differentiation, anti-inflammatory, and immunomodulatory properties. In-vitro (performed in a laboratory setting) and in-vivo (taking place in a living organism) studies have supported the understanding mechanisms, safety, and efficacy of MSC therapy in clinical applications.

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A stem cell can become many different cell types in the human body. The process of stem cells maturing into new types of cells is called differentiation. This process is the most critical aspect of stem cell therapies, as the cells become the type of cells required for one’s body to heal.

Stem cells are also self-replicating; this ability allows the cells to multiply into identical copies of themselves.  For example, if stem cells were used to treat a neurological injury, cells administered during treatment could become nerve cells, and then replicate to create exponentially more nerve cells on their own. This ability to duplicate drastically increases the effectiveness of stem cell treatments over time.

Cord-tissue derived mesenchymal stem cells do not have any risk of rejection within the body. They are youthful, immune-privileged, undifferentiated cells that have no rejection in the body because they have yet to be “claimed.”

There are no blood products associated with them either, removing the need for a donor match; they are universally accepted. These cells seek out inflammation in the body and begin to heal the damaged tissue. Mesenchymal cord tissue-derived stem cells have been administered thousands of times at clinics around the world without instances of rejection (graft vs. host disease).

Cord tissue is rich in mesenchymal stem cells, potentially used to help heal, regenerate & treat a variety of conditions. Mesenchymal Stem Cells (MSCs) derived from umbilical cord tissue have shown the ability to avoid a negative response from a person’s immune system, allowing the cells to be transplanted in a wide range of people without fear of rejection. These transplants may have the ability to vastly increase the body’s natural healing abilities and have robust anti-inflammatory and immunosuppressive responses.

The Stem Cell Therapy Industry

It is estimated that the North American stem cell market size will be approximately $5.244 billion in 2021 and more than $10 billion by the end of 2026. North America is valued for the largest market share in the global stem cell market. Key factors that are primarily driving the North American market are increasing public awareness about the therapeutic ability of stem cells in disease therapy. Increasing research and development investment in cytological research and a growing number of clinical trials boost the market demand. The increased patient base for target diseases, help to elevate the growth in the North American market, as well.

Additionally, the stem cell market in North American is driven by factors like increasing demand for regenerative treatments options, growing research and development steps to develop therapeutic options for chronic diseases.

There is no government tally of how many clinics operate in the U.S. But Turner counted more than 1,200 of them in 2019, up from the 570 clinics he and a co-author identified in 2016.

Springs also provides platelet-rich plasma (PRP) therapy. PRP does not involve stem cells but the procedure is similar: doctors take a blood sample, process it to concentrate the platelets and then reinject them into the patient’s problem areas in an attempt to speed healing.

Branding

We plan to utilize various forms of media to promote our brand. Anticipated forms of media include E brochures, Facebook and other social media forums. We will design and utilize the internet as a forum to promote our brand that result in higher quality products. We will strive to regularly update our website to ensure proper informational flow to established and new customers.

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Brand Strengths

With regard to the anti-aging and stem cell therapy treatments, Springs will focus on maintaining quality facilities with the highest level of service and care. Including the employment of physicians with extensive peer-reviewed research and expertise in stem cell therapy, anti-aging, and wellness. Springs Rejuvenation has successfully treated hundreds of major medical conditions in Georgia with excellent results

Operating Strategy

Avra’s operating strategy is based on three steps. First, close the merger with Springs. Second, identify additional markets and finalize the company’s growth plan. Third, execute on the company’s plan of locating, planning, prepping, staffing, opening and operating new facilities.

Marketing and Sales

Springs’ target market will initially be focused on the New England, Mid-Atlantic, Southeast, Southwest and Central-Mountain regions of the United States.

We will strive to position ourselves as a provider of high quality stem cell treatments. We believe having our products with a mobile and online element will position us for growth within the market. We plan to utilize various methods of marketing to gain brand recognition and market acceptance to establish ourselves in the stem cell therapy industry.

We plan to establish a presence in the market, primarily through the use of traditional methods of marketing in conjunction with a viral marketing component geared towards mobile and online viewing. The highlighted points below are an overview of the various marketing channels and strategies we intend to employ. The main goal is to sell our products to individuals in person and over the internet by way of our website We also intend to employ third party consultants to assist us in maximizing our marketing and gain an overall brand presence.

•	Search Engine Optimization (SEO),Google add words, and key words.
•	Social media i.e., Facebook, Twitter, etc.
•	Mobile Telephone Networks
•	Referral and Rewards Programs
•	Influencer programs (Athletes/Celebrity endorsement)
•	Partnership with athletic/physical therapy facilities

Once the Company has established its initial facilities, it may consider expanding the business geographically.

Facility and Treatment Specifications

We anticipate each facility will be approximately 800-1,500 square feet with a waiting room, three treatment rooms, two offices, and a storage room. Treatments will be conducted on an “outpatient” basis. Facilities will be medically compliant with local and federal regulations. Materials needed are I-Pad and portable Ultrasound injection sets with syringes and needles, centrifuge and miscellaneous office supplies.

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Primary Advantages

The Company believes its primary advantages, compared to other anti-aging and stem cell therapy centers is: Dynamic low operating cost model, lead physicians with thousands of hours of experience in regenerative medicine. Partnerships with stem cell production laboratories with exclusive low rates. Proven marketing strategies.

Competition

The company’s primary competition stems from The RMI Clinic in Dallas and Panama City, Lifespan in California, Stem Cell transplant institution in Austin, and non-main-stream orthopedic centers in various areas.

The doctors associated with Springs have significant business experience and the company has a proven track record in this space. Still, we can provide no assurance that we will be able to successfully market our current or any new facilities.

Sources and Availability of Raw Materials and Principal Suppliers

The company will source its own equipment and supplies for each facility. None of the equipment or supplies is unique or proprietary, so the company will have access to multiple vendors and suppliers for all of the equipment and products needed

Governmental Regulation

Many of the company’s therapies are regulated by an IND with the FDA. The company makes sure the therapies they provide are either FDA approved and/or technically compliant with the FDA regulations.

The company’s facilities and services are subject to local, county and state rules and regulations. Avra/Springs, and all third party vendors will maintain the necessary licenses, insurances, and permits. But, there can be no assurance that we will be able to comply with such laws and regulations in the in the future.

Avra’s/Springs’ offices may be subject to inspections by various authorities. A finding of a failure to comply with one or more requirements could result in fines, delays, and additional costs which could affect us economically and the manner in which we conduct our business.

Intellectual Property

We have no patents, trademarks, franchises, concessions or labor contracts at this time, however, we intend on making application for trademarks in the United States and in the future other jurisdictions, and have no assurance of our ability to continue to use such names in association with the sale of our products and services.

In the future we will enter into confidentiality and proprietary rights agreements with our employees, consultants and other third parties and control access to website, documentation and other proprietary information and will apply for other protections in the form of patents and copyrights if applicable, in order to fully protect our proprietary information and products. Failure to provide adequate protection our proprietary rights could expose us to infringement of our rights by other parties and could offer similar services, significantly harming our competitive position and decreasing our revenues.

Sales

We anticipate sales to be fairly consistent year round as both anti-aging and stem cell treatments are not typically cyclical.

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Legal

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Facilities

We do not own or lease any real property. We currently have an agreement for a virtual office. Our business mailing address is One Glenlake Parkway #650, Atlanta, GA 30328. Our primary phone number is (678) 387-3515.

Springs’ has a long term lease at a facility located at 5502 Peachtree Road, Suite 125, Chamblee, GA 30341. The company’s phone number is 404-780-5617

Employees

Avra currently has one full-time employee, including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. Mr. Dickson’s employment agreement prohibits him from competing with us or disclosing our proprietary information to non-authorized third parties. Our employee is not represented by any labor union.

Springs’ currently has four employees working in its facility in Chamblee, GA. These employees include: Dr. Pereyra, Dr. Nieto, Dr. Bernstein and Ms. Stilwell.

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DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth the names, positions, and ages of our current executive officers and directors. All directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.

Directors are elected to serve until the next annual meeting of stockholders until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which they were elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all Board members individually or collectively consent in writing to the action.

Executive officers are appointed by and serve at the pleasure of the Company’s Board of Directors, subject to any contractual arrangements.

Name	Age	Title
Everett M. Dickson	58	President, Chief Executive Officer, Treasurer, Secretary, and Chairman of the Board of Directors
Dr. Robert Pereyra	36	Chief Operating Officer and a Director

Professional Experience

Everett M. Dickson–President, CEO, and Chairman

On December14, 2020, our Board of Directors appointed Everett M. Dickson as President, Chief Executive Officer, Treasurer, and Secretary. Since December, 2018, Mr. Dickson served as CEO, Treasurer and Secretary of Aureus, Inc, a publicly-traded food service company (OTC Pink ARSN). Between 2017 and 2018, Mr. Dickson has served as CEO and Chief Financial Officer (CFO) at Cruzani, Inc., a publicly-traded food service Company (OTC Pink: CZNI). From 2012 until joining the Cruzani in June 2017, Mr. Dickson worked in the moist tobacco and alternative fuels industry. From 2005 through 2011, Mr. Dickson worked in the alternative fuels industry. Mr. Dickson has extensive Board, Corporate Finance, Restructuring, and Capital Markets experience, having worked, most recently, in the food service and moist tobacco industries. From 2005 through 2011, Mr. Dickson’s work was focused on MBO / LBO opportunities in the restaurant sector and on assisting startup companies in the alternative fuels industry.

Dr. Robert Pereyra-Chief Operating Officer

On October 30, 2021 Dr. Robert Pereyra was appointed to the Board of Directors and appointed Chief Operating Officer. Dr. Pereyra is the founder of Springs Rejuvenation Stem Cell Therapy in Atlanta, GA (since 2018). He is our current lead clinical Physician and an expert in Stem Cell, Anti-Aging research and Regenerative medicine. Credentials include: *Cornell University; St George’s University School of Medicine Residency; New York Presbyterian Brooklyn Methodist; Hospital Georgia Wellstar Spalding Regional Hospital.

Significant Employees

Dr. Nieto

Dr. Nieto specializes in sports-related injuries as well as chronic joint pain. His has expertise experience with diagnostic ultrasound exams as well as joint and tendon injections with PRP, & prolotherapy. His highlights include caring/treating professional athletes: NBA Wizards & D1 level athletes from different multiple sports and presented research at national conferences. Nova Southeastern University; San Juan Bautista School of Medicine Residency; New York Presbyterian-Brooklyn Methodist; Hospital Sports Medicine Fellowship; Georgetown University.

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Dr. Bernstein

Dr. Bernstein is a Board-Certified Physician who specializes in non-surgical hair rejuvenation & PRP. With over a decade of medical experience, he has the skills to help you find the right treatment solution for you. University of Georgia, Bachelor of Science in Microbiology; Mercer School of Medicine; Residency- New York Presbyterian-Brooklyn Methodist Hospital; Currently an attending physician at Piedmont Fayette Hospital, Fayetteville GA; ATLS, ACLS Certified.

Alyssa Stilwell

Ms. Stilwell is Springs Rejuvenation Executive Director. Bachelor of Business Administration in marketing from the University of Central Florida.

Legal Proceedings

During the past 10 years, none of the following events would apply to any of our directors or executive officers:

•	A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

	o	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings-and-loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	o	Engaging in any type of business practice; or

	o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or State securities laws or federal commodities laws;

•	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

•	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•	Such person was the subject of, or a party to, any federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	o	Any federal or State securities or commodities law or regulation; or

44

	o	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

	o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed. suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system, which has requirements that a majority of the Board of Directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

Family Relationships

There are no familial relationships among any of our directors or officers.

Audit Committee

We currently do not have a separately standing Audit Committee due to our limited size, and our Board performs the functions that an Audit Committee would otherwise perform.

Compensation Committee

We do not have a Compensation Committee due to our limited size, and our Board performs the functions that a Compensation Committee would otherwise perform. Our Board intends to form a Compensation Committee when needed.

Other Committees

We do not currently have a separately-designated standing nominating committee. Further, we do not have a policy concerning the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations. Our Board of Directors performs all functions that committees would otherwise perform. Given our Board’s present size, it is not practical for us to have committees other than those described above or to have more than two directors on such committees. If we can grow our business and increase our operations, we intend to expand the size of our Board and our committees and allocate responsibilities accordingly.

Potential Conflicts of Interest

Because we do not have an audit or Compensation Committee comprised of independent directors, the functions that such committees would have performed are performed by our directors. Our Board of Directors has not established an Audit Committee and does not have a financial expert, nor has our Board established a nominating committee. Our Board believes that such committees are not necessary since we only have one director, and to date, such director has been performing such committees’ functions. Thus, there is a potential conflict of interest in that our director and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

45

EXECUTIVE COMPENSATION

The following table and related footnotes show the compensation paid to our named executive officers during the last two completed fiscal years.

Name and Principal Position	Year Ended January 31,	Salary ($)	Stock Awards ($)	All Other Compensation for ($)	Total ($)
Everett M. Dickson, President, CEO, and Chairman	2021	0	0	0	0
	2020	0	0	0	0

Employment Agreements

There are currently no employment agreements. However, we may enter into an employment agreement(s) in the future.

Outstanding Equity Awards

There were no outstanding equity awards awarded to our named executive officer as of October 31, 2021.

Director Compensation

At this time, our directors do not receive cash compensation for serving as members of our Board of Directors. The term of office for each director is one year or until his/her successor is elected at our annual meeting and qualified. The duration of office for each of our officers is at the pleasure of the Board of Directors. The Board of Directors has no nominating, auditing committee, or compensation committee. Therefore, the selection of a person or election to the Board of Directors was neither independently made nor negotiated at arm’s length.

During the fiscal year ended January 31, 2021, and quarters ended April 30, 2021, July 31, 2021 and October 31, 2021, our sole director, Mr. Dickson, received no compensation for director services.

46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table and footnotes to it sets forth information regarding the number of shares of Common Stock beneficially owned by (i) each director and named executive officer of our Company, (ii) named executive officers, executive officers, and directors of the Company as a group, and (iii) each person known by us to be the beneficial owner of 5% or more of our issued and outstanding shares of Common Stock. In calculating any percentage in the following table of Common Stock beneficially owned by one or more persons named therein, the following table is based on 1,060,180,555 shares of Common Stock and 5,000,000 shares of Series A Preferred Stock outstanding as of May 4, 2021 and any shares of Common Stock and Series A Preferred Stock the person has the right to acquire within the 60 days following the filing date of this Offering Circular. Unless otherwise further indicated in the following table, the footnotes to it or elsewhere in this report, the persons and entities named in the following table have sole voting and sole investment power concerning the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and the footnotes, our named executive officers and directors’ address in the following table is c/o Avra Inc., One Glenlake Parkway #650, Atlanta, GA 30328.

Name and Address of Beneficial Owner (1)	Common Stock Beneficially Held (2)	Percent of Class (3)
Named Executive Officers and Directors
Everett M. Dickson	125,333,334	68.30%

All Executive Officers and Directors as a group (1 Person)	125,333,334	68.30%

5% or More Stockholders
None

(1)	Unless as otherwise indicated in the following table and the footnotes, our named executive officers and directors’ address in the following table is c/o Avra Inc., One Glenlake Parkway #650, Atlanta, GA 30328.

(2)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) because of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power concerning the number of shares of common stock outstanding on the date of this Reg A offering.

(3)	In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table is based on 197,682,208 shares of common stock as of the filing date of this Reg A and any shares of common stock the person has the right to acquire within the 60 days following the filing date of this Reg A.

Changes in Control

On December 14, 2020 Stephen Shepherd resigned all of his positions as an officer and director and transferred his shares totaling 35,333,334 in the Company to Everett Dickson, and Mr. Dickson was appointed as an officer of the Company and appointed to the board of directors to fill all of the positions vacated by Mr. Shepherd, resulting in a change of control and change in management.

On October 30, 2021, Avra, Inc. entered into a definitive agreement to merge with Springs Rejuvenation LLC. Additionally, Dr. Robert Pereya was appointed to the Board of Directors and appointed Chief Operating Officer. The result of this Transaction constituted a change of control of the Issuer.

47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

Other than as given below, since November 1, 2018, there have been no transactions, and there currently are no proposed transaction in which we were or are to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 750,000,000 shares of Common Stock, $0.00001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution, or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock.

Holders of our Common Stock do not have cumulative voting rights so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors. No holder of shares of capital stock possessing voting power shall have the right to cumulate their voting power in the election of directors.

At each meeting of holders of shares of capital stock for the election of directors at which a quorum is present, a nominee for election as a director in an uncontested election shall be elected to the Board of Directors if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. Abstentions will not be considered votes cast for or against a nominee at the meeting. Notwithstanding the foregoing, if the number of candidates exceeds the number of directors to be elected, then, in that election, the nominees receiving the greatest number of votes shall be elected.

An “uncontested election” means any meeting of holders of shares of capital stock at which the number of nominees does not exceed the number of directors to be elected and with respect to which no holder of capital stock has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with the bylaws, as they may be amended from time to time, or, if such a notice has been submitted with respect to such meeting, on or before the tenth day prior to the date that the Company files its definitive proxy statement relating to such meeting with the SEC (regardless of whether or not it is thereafter revised or supplemented), each such notice with respect to such meeting has been (a) withdrawn by its respective submitting stockholder in writing to the Secretary of the Company, (b) determined not to be a valid and effective notice of nomination (such determination to be made by the Board of Directors (or a designated committee thereof) pursuant’ to the bylaws, or, if challenged in court, by final court order) or (c) determined not to create a bona fide election contest by the Board of Directors (or a designated committee thereof).

No holder of shares of stock of the Company shall be entitled as of right to purchase or subscribe for any part of any unissued stock of this corporation or of any new or additional authorized stock of the Company of any class whatsoever, or any issue of securities of the Company convertible into stock, whether such stock or securities be issued for money or consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the Board of Directors without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.

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We have never paid any dividends to stockholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future.

Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all preferred stock dividends are paid in full.

Preferred Stock

We are authorized to issue 75,000,000 shares of preferred stock, $0.00001 par value.

The powers, preferences, rights, qualifications, limitations, and restrictions pertaining to the preferred stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do is expressly vested in the Board. The authority of the Board concerning each such series of preferred stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Company or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series, and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof of such series.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

49

SECURITIES OFFERED

Current Offering

Avra, Inc. (“Avra,” the “Company,” “we,” “us,” “our” and similar expressions) is offering up to 20,000,000 shares of Common Stock for $0.01 per share.

Common Stock

We are authorized to issue 750,000,000 shares of Common Stock, $0.00001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Pacific Stock Transfer, 6725 Via Austi Parkway #300, Las Vegas, NV 89119. Our telephone is (800) 785-7782, email is info#pacificstocktransfer.com, website www.pacificstocktransfer.com. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

50

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least 12 months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Anthony F. Newton, Esq. of Sugar Land, Texas.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. Additional information can be found at www.otcmarkets.com

51

FINANCIAL STATEMENTS

52

AVRA INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	October 31,	January 31,
	2021	2021
ASSETS
Current assets:
Cash	$9,459	$–
Total Current Assets	9,459	–
Property and Equipment
Furniture and fixtures	4,734	–
Leasehold improvements	20,190	–
Total Property and equipment	24,924	–
Other Assets
Deferred lease expense	76,540
Organizational costs	2,400	–
Amortization	(240)	–
Total other assets	78,700
Total assets	$113,083	$–
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts Payable and Accrued Liabilities	$18,267	$16,460
Accounts Payable-Related Party	40,742	13,082
Accrued Interest	23,980	25,630
Notes Payable	69,000	83,850
Total liabilities	151,989	139,022
Stockholders' deficit:
Preferred Stock Authorized 75,000,000 Par Value $0.00001 As of October 31, 2021 and January 31, 2021	–	–
Common stock; authorized 750,000,000; 197,682,208 shares at $0.00001 par value As of October 31, 2021 and 63,397,094 as of January 31, 2021	1,977	634
Additional Paid in Capital	224,862	194,062
Accumulated Deficit	(265,745)	(333,718)
Total stockholders' deficit	(38,906)	(139,022)
Total liabilities and stockholders' equity	$113,083	$–

The accompanying notes are an integral part of these unaudited financial statements

F-1

AVRA INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31, 2021	October 31, 2021	October 31, 2021	October 31, 2021
Revenue
Service Fees	$60,022	$–	$180,067	$–
Total operating revenues	60,022	–	180,067	–
Cost of goods sold
Cost of services	(17,667)	–	(53,001)	–
Total cost of goods sold	(17,667)	–	(53,001)	–
Gross Profit	42,355	–	127,066	–
Operating Expenses:
General and administrative	19,790	300	43,450	–
Shares for Compensation	–	–	9,000	–
Total Operating Expenses	19,790	300	52,450	900
Loss/Gain from Operations	22,565	(300)	74,616	(900)
Other Income (Expense)
Debt conversion	–	–	(148)	–
Imputed Interest	(785)		(2,355)
Interest Expense, net	(1,380)	(2,344)	(4,140)	(7,032)
Total other income (expense)	(2,165)	(2,344)	(6,643)	(7,032)
Net loss/gain for the period	$20,400	$(2,644)	$67,973	$(7,932)
Net loss per share:
Basic and diluted	$0.00	0.00	0.00	0.00
Weighted average number of shares outstanding:
Basic and diluted	197,682,208	63,397,094	197,682,208	63,397,094

The accompanying notes are an integral part of these unaudited financial statements

F-2

AVRA, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

	Common Stock				Total
	Number of		Additional Paid	Accumulated	Shareholders'
	Shares	Par Value	in Capital	Deficit	Equity

BALANCE at JANUARY 31, 2015	–	$–	$–	$–	$–

Common Shares	63,397,094	634	194,062	$(295,079)	(100,383)
Net loss	–	–	–	(386,137)	(386,137)
BALANCE JANUARY 31, 2016	63,397,094	$634	$194,062	$(681,216)	$(486,520)

Net loss	–	–	–	(76,165)	(76,165)
BALANCE JANUARY 31, 2017	63,397,094	$634	$194,062	$(757,381)	$(562,685)

Net loss	–	–	–	(83,823)	(83,823)
BALANCE JANUARY 31, 2018	63,397,094	$634	$194,062	$(841,204)	$(646,508)

Net loss	–	–	–	(109,423)	(109,423)
BALANCE JANUARY 31, 2019	63,397,094	$634	$194,062	$(950,627)	$(755,931)

Net Loss/gain	–	–	–	416,826	416,826
BALANCE JANUARY 31, 2020	63,397,094	$634	$194,062	$(533,801)	$(339,105)

Net Loss/gain	–	–	–	200,083	200,083
BALANCE JANUARY 31, 2021	63,397,094	$634	$194,062	$(333,718)	$(139,022)

Net Loss/gain	–	1,195	29,230	(21,627)	8,798
BALANCE APRIL 30, 2021	182,882,208	$1,829	$223,292	$(355,345)	$(130,224)

Net Loss/gain	14,800,000	148	785	(15,511)	(14,578)
BALANCE JULY 31, 2021	197,682,208	$1,977	$224,077	$(370,856)	$(144,802)

Net Loss/gain	–	–	785	20,400	21,185
BALANCE OCTOBER 31, 2021	197,682,208	$1,977	$224,862	$(265,745)	$(38,906)

The accompanying notes are an integral part of these unaudited financial statements

F-3

AVRA INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended October 31, 2021	Nine Months Ended October 31, 2020
Cash flow from operating activities:
Net loss	$67,973	$(7,932)
Adjustment to reconcile net loss to net cash used in operating activities
Accrued Interest	(4,140)	7,032
Imputed Interest	(2,355)	–
Shares for compensation	(9,000)	–
Debt Conversion	148	–
Decrease/increase in other current assets	(76,540)	–
Changes in operating assets and liabilities:
Accounts Payable	(5,600)	900
Net Cash (Used) in Operating activities	(29,514)	–

Cash flows from financing activities:
Proceeds from note payable	27,791	–
Capital Contributions	(67,358)	–
Deferred lease	78,540	–
Net cash provided by financing activities	38,973	–
Decrease in cash during the period	9,459	–
Cash, beginning of period	–	–
Cash, end of period	$9,459	$–
Supplemental disclosure of cash flow information:
Cash paid during the period
Gain on forgiveness of debt	$–	$–

The accompanying notes are an integral part of these unaudited financial statements

F-4

Avra, Inc.

Notes to the Financial Statements

For the Nine Months Ended October 31, 2021

Note 1 - Organization and Operations

Nature of Business and Continuance of Operations

Avra Inc. (the “Company”) was incorporated in the State of Nevada on December 1, 2010. The Company initially focused on solutions in the cryptocurrency and digital currency markets, particularly in offering payment solutions to businesses worldwide. The Company also had a business in marketing and distributing of Smart TV boxes to home consumers throughout the United States. Smart TV boxes are hardware devices that allow consumers to combine all of the benefits of the Internet with the large size and high definition capabilities of TV screens; however, this is not the Company’s focus.

The Company’s business model was broken down into four distinct categories, as follows: AvraPay: To develop a complete, turn-key and painless way for merchants to accept Bitcoin as payment; AvraATM: To promote usage and acceptance of digital currencies through the Company's proposed network of ATMs; AvraTourism: To provide cryptocurrency payment processing solutions for merchants such as hotels and casinos; AvraNews: To provide a news portal focusing on digital currency news.

With the acquisition by current management, the Company had considered pursuing opportunities in real estate building and developing. But, the Company is now focused on stem cell therapy, facial rejuvenation, hair rejuvenation, non –surgical hair restoration, Protein Rich Plasma (PRP) injections, and anti-aging treatments.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of October 31, 2021, the Company has working capital deficit of $38,906 and has an accumulated deficit totaling $265,745 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s management plans to raise funds in the next 12 months through a combination of debt financing and equity financing by way of private placement.

Note 2 - Significant and Critical Accounting Policies and Practices

a) Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is January 31.

F-5

b) Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to stock-based compensation and deferred income tax asset valuation allowances.

The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c) Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

d) Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

e) Financial Instruments

The Company’s financial instruments consist principally of cash and cash equivalents, accounts payable and accrued liabilities, short-term debts and due to related parties. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments the fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

e) Basic and diluted earnings per share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

For the three months ended July 31, 2021 and the year ended January 31, 2021, potentially dilutive common stock equivalents not included in the calculation of diluted earnings per share because they were anti-dilutive are as follows:

	October 31, 2021	January 31, 2021
Convertible notes	98,571,429	119,785,714
Total possible dilutive shares	2,002,043,000	291,043,000

f) Foreign Currency Translation

The Company’s planned operations will be in the United States, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

F-6

g) Revenue Recognition

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606.

The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

The Company will recognize revenue according to Topic 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

•	executed contracts with the Company’s customers that it believes are legally enforceable;

•	identification of performance obligations in the respective contract;

•	determination of the transaction price for each performance obligation in the respective contract;

•	allocation the transaction price to each performance obligation; and

•	recognition of revenue only when the Company satisfies each performance obligation.

The Company has had sales of $0 for the three months ended July 31, 2021.

h) Income Taxes

The Company uses the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, the Company does not foresee generating taxable income in the near future and utilizing its deferred tax asset, therefore, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

i) Stock-Based Compensation

We estimate the fair value of each stock option award at the grant date by using the Black-Scholes option pricing model and common shares based on the market price of the Company’s common stock on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, we reduce the expense for estimated forfeitures based on historical forfeiture rates. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

F-7

Fair value measurements

When required to measure assets or liabilities at fair value, the Company uses a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used. The Company determines the level within the fair value hierarchy in which the fair value measurements in their entirety fall. The categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Level 1 uses quoted prices in active markets for identical assets or liabilities, Level 2 uses significant other observable inputs, and Level 3 uses significant unobservable inputs. The amount of the total gains or losses for the period are included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date. The Company has no assets or liabilities that are adjusted to fair value on a recurring basis.

Convertible financial instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

Beneficial conversion feature

The issuance of the convertible debt generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital). The discount is amortized to interest expense over the term of the convertible debt.

j) Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). The update modified the classification criteria and requires lessees to recognize the assets and liabilities on the balance sheet for most leases. The update was effective for fiscal years beginning after December 15, 2018, with early adoption permitted. Adoption of this update as of July 1, 2019 did not have a material impact on the Company’s consolidated financial statements because the Company has no long-term operating leases.

In June 2018, the FASB issued ASU 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. The update aligns the accounting for share-based payment awards issued to nonemployees with those issued to employees. Under the new guidance, the nonemployee awards will be measured on the grant date and compensation costs will be recognized when achievement of the performance condition is probable. This new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The adoption of the new guidance on July 1, 2019 did not have a material impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurement. The update modifies the disclosure requirements for recurring and nonrecurring fair value measurements, primarily those surrounding Level 3 fair value measurements and transfers between Level 1 and Level 2. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within that reporting period. The Company is currently evaluating the new guidance and does not expect it to have a material impact on its consolidated financial statements.

F-8

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

As of July 31, 2021, there are no recently issued accounting standards not yet adopted that would have a material effect on the Company’s financial statements to have a material impact on the Company’s CFS.

Note 3 – Going Concern

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $265,745 at October 31, 2021, a net gain of $20,400 and net cash used in operating activities of $29,514 for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4- Notes Payable

On August 14, 2017, the Company entered into a convertible note in the principal amount of $20,000, with an unrelated third party. The note carries an annual interest rate of 8% with a maturity date of September 28, 2018. The debt is due on the maturity date and can be paid in either cash or with the Company’s common stock at a fixed price of $0.005 The Note also, provides for a default interest rate of 15% if the note is unpaid past the maturity date. The loan is currently in default and interest has increased to 15% (the default rate) and no payments have been made to the note holder as of July 31, 2021.

On November 1, 2017, the Company entered into a convertible note in the principal amount of $20,000, with an unrelated third party. The note carries an annual interest rate of 8% with a maturity date of October 31, 2018. The debt is due on the maturity date and can be paid in either cash or with the Company’s common stock at a fixed price of $0.005 The Note also, provides for a default interest rate of 15% if the note is unpaid past the maturity date. The loan is currently in default and interest has increased to 15% (the default rate) and no payments have been made to the note holder as of July 31, 2021.

F-9

On February 16, 2018, the Company entered into a convertible note in the principal amount of $18,500, with an unrelated third party. The note carries an annual interest rate of 8% with a maturity date of February 16, 2019. The debt is due on the maturity date and can be paid in either cash or with the Company’s common stock at a fixed price of $0.005 The Note also, provides for a default interest rate of 15% if the note is unpaid past the maturity date. As of October 31, 2021 this note has been partially converted to common shares and has a remaining balance of $11,500.

On August 31, 2018, the Company entered into a convertible note in the principal amount of $7,850, with an unrelated third party. The note carries an annual interest rate of 8% with a maturity date of August 31, 2019. The debt is due on the maturity date and can be paid in either cash or with the Company’s common stock at a fixed price of $0.005. As of October 31, 2021 this note has been fully converted to common shares.

On December 27, 2018, the Company entered into a convertible note in the principal amount of $12,000, with an unrelated third party.. The note carries an annual interest rate of 8% with a maturity date of December 27, 2019. The debt is due on the maturity date and can be paid in either cash or with the Company’s common stock at a fixed price of $0.005 The Note also, provides for a default interest rate of 15% if the note is unpaid past the maturity date. No payments have been made to the note holder as of October 31, 2021.

On August 31, 2018 and December 27, 2018, the Company entered into convertible notes in the principal amount of $3,000 and $2,500 respectively, with two unrelated third parties. The notes carry an annual interest rate of 8% with maturity dates of August 31 2019, and December 27, 2019. The debt is due on the maturity date and can be paid in either cash or with the Company’s common stock at a fixed price of $0.005 The Note also, provides for a default interest rate of 15% if the note is unpaid past the maturity date. No payments have been made to the note holder as of October 31, 2021.

Note 5- Related Party Payable

During the three months ended October 31, 2021 the President and CEO of the Company has loaned the Company a total of $26,182 to maintain operations of the Company. As of July 31, 2021 this amount is non-interest bearing and has no fixed term of repayment.

Note 6- Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at October 31, 2021 and 2020 consist of the following:

Accounts payable	$18,267	$18,270
Accrued interest	23,980	73,038
Notes payable related party	40,742	221,031
Notes payable	69,000	83,850
	$144,802	$341,749

Note 7– Stockholders’ Equity

Authorized Stock

The Company’s authorized capital consists of 750,000,000 shares of common stock with a par value of $0.00001 per share and 75,000,000 shares of preferred stock with a par value of $0.00001 per share.

Issued and Outstanding Stock:

The company’s stockholder’s equity consists of 197,682,208 common shares with a par value of $0.00001. There are no Preferred Shares issued and outstanding.

F-10

Common Stock

2021 Stock Issuances

There was a total of 14,800,000 common shares issued during the three months ended July 31, 2021.

Preferred Stock

There were no issuances of preferred stock.

Note 8 – Subsequent Events

The Company’s management reviewed all material events from October 31, 2021, through the issuance date of these financial statements for disclosure consideration, and have found no reportable events.

F-11

AVRA INC.

BALANCE SHEETS

(Unaudited)

	January 31, 2021	January 31, 2020
ASSETS
Current Assets:
Cash	$–	$–
Inventory	–	–
Accounts receivable	–	–
Total Current Assets	–	–

Other Assets:
Property and equipment, net	–	–
Total Assets	$–	$–

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and Accrued Liabilities	16,460	17,970
Accrued interest	25,630	16,254
Accounts Payable Due to Related Party	13,082	221,031
Notes payable	83,950	83,850
Loans payable	–	–
Line of credit	–	–
Derivative liability	–	–
Total Liabilities	$139,022	$339,105

Commitments and contingencies

Stockholders' Deficit:
Preferred stock: Authorized 100,00,000 Par Value $0.00001	–	–
Common Stock: Authorized 750,000,000; 63,397,094 shares at $0.00001 par value as of January 31, 2021 and January 31, 2020	634	634
Discount to common stock	–	–
Preferred stock to be issued	–	–
Common stock to be issued	–	–
Additional paid in capital	194,062	194,062
Accumulated deficit	(333,718)	(533,801)
Total Stockholders' Deficit	(139,022)	(339,105)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$–	$–

The accompanying notes are an integral part of these financial statements.

F-12

AVRA INCORPORATED

STATEMENTS OF OPERATIONS

	For the Years Ended
	January 31,
	2021	2020
Revenue	$–	$–
Cost of goods sold	–	–
Gross margin	–	–

Operating Expenses:
General and administrative expenses	11,572	16,050
Professional fees	–	–
Total operating expenses	11,572	16,050

Loss from operations	(11,572)	(16,050)

Other income (expense):
Interest expense	(9,376)	(9,376)
Loss on acquisition	–	–
Interest income	–	–
Change in fair value of derivative	–	–
Gain on sale of asset	–	–
Gain on extinguishment of debt	221,031	442,252
Loss on extinguishment of debt	–	–
Total other income (expense)	211,655	432,876

Loss before provision for income tax	–	–
Provision for income tax	–	–
Net Loss for the Period	$200,083	$416,826

Basic loss per share	$–	$–

Basic weighted average shares	63,397,094	63,397,094

The accompanying notes are an integral part of these financial statements.

F-13

AVRA INCORPORATED

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional		Total
	Number of	Par	Paid in	Accumulated	Shareholders'
	Shares	Value	Capital	Deficit	Equity
BALANCE JANUARY 31, 2015	$–	$–	$–	$–	$–
Common Shares	63,397,094	634	194,062	(295,079)	(100,383)
Net Loss	–	–	–	(386,137)	(386,137)

BALANCE JANUARY 31, 2016	$63,397,094	$634	$194,062	$(681,216)	$(486,520)
Net Loss	–	–	–	(76,165)	(76,165)

BALANCE JANUARY 31, 2017	$63,397,094	$634	$194,062	$(757,381)	$(562,685)
Net Loss	–	–	–	(83,823)	(83,823)

BALANCE JANUARY 31, 2018	$63,397,094	$634	$194,062	$(841,204)	$(646,508)
Net Loss	–	–	–	(109,423)	(109,423)

BALANCE JANUARY 31, 2019	$63,397,094	$634	$194,062	$(950,627)	$(755,931)
Net Loss/Gain	–	–	–	416,826	416,826

BALANCE JANUARY 31, 2020	$63,397,094	$634	$194,062	$(533,801)	$(339,105)
Net Loss/Gain	–	–	–	200,083	200,083

BALANCE JANUARY 31, 2021	$63,397,094	$634	$194,062	$(333,718)	$(139,022)

The accompanying notes are an integral part of these financial statements

F-14

AVRA INCORPORATED

STATEMENTS OF CASH FLOWS

For the Years Ended
January 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(200,083)	$(416,826)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	–	–
Beneficial conversion feature	–	–
Accrued Interest	9,376	9,376
Loss (gain) on extinguishment of debt	(221,031)	(422,252)
Gain on sale of fixed asset	–	–
Stock for services	–	–
Change in fair value of derivative	–	–
Changes in assets and liabilities:
Accounts receivable	–	–
Inventory	–	–
Accounts payable	(1,510)	16,050
Accrued liabilities	–	–
Net cash used in operating activities	(13,082)	–

Cash flows from investing activities:
Purchase of property and equipment	–	–
Proceeds from the sales of property and equipment	–	–
Net cash used in investing activities	–	–

Cash flows from financing activities:
Proceeds from notes payable	13,082	–
Net proceeds from the sale of preferred stock	–	–
Sale of common stock	–	–
Cash received in acquisition	–	–
Payments on notes payable	–	–
(Payments) / proceeds – related party loan	–	–
Net cash provided by financing activities	13,082	–

Net (decrease) increase in cash	–	–
Cash, beginning of year	–	–
Cash, end of year	$–	$–

Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

Supplemental non-cash disclosure information:
Cash Paid during the Period
Gain on Forgiveness of Debt	$(221,031)	$(422,252)

The accompanying notes are an integral part of these financial statements

F-15

AVRA, INC.

NOTES TO FINANCIAL STATEMENTS

January 31, 2021

Note 1 - Organization and Operations

Nature of Business and Continuance of Operations

Avra Inc. (the “Company”) was incorporated in the State of Nevada on December 1, 2010. The Company, is focused on solutions in the cryptocurrency and digital currency markets, particularly in offering payment solutions to businesses worldwide. The Company also has a business in marketing and distributing of Smart TV boxes to home consumers throughout the United States. Smart TV boxes are hardware devices that allow consumers to combine all of the benefits of the Internet with the large size and high definition capabilities of TV screens; however, this is not the Company’s focus.

The Company’s business model can be broken down into four distinct categories, as follows: AvraPay: To develop a complete, turn-key and painless way for merchants to accept Bitcoin as payment; AvraATM: To promote usage and acceptance of digital currencies through the Company's proposed network of ATMs; AvraTourism: To provide cryptocurrency payment processing solutions for merchants such as hotels and casinos; AvraNews: To provide a news portal focusing on digital currency news.

In addition to the Company’s initial focus on cryptocurrency and digital currency, the Company is pursuing opportunities in real estate building and developing. The Company’s immediate focus is on the development and sale of smaller, economical 1,000 – 2,000 square foot homes on approximately 0.25 - 2 acre lots in South Carolina and Georgia

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.

As of January 31, 2021, the Company has working capital deficit of $139,022 and has an accumulated deficit totaling $333,718 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s management plans to raise funds in the next 12 months through a combination of debt financing and equity financing by way of private placement.

Note 2 - Significant and Critical Accounting Policies and Practices

a) Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is January 31.

b) Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to stock-based compensation and deferred income tax asset valuation allowances.

F-16

The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c) Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

d) Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

e) Financial Instruments

The Company’s financial instruments consist principally of cash and cash equivalents, accounts payable and accrued liabilities, short-term debts and due to related parties. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments the fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

f) Loss Per Common Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At January 31, 2021, the Company has no potentially dilutive securities outstanding.

g) Foreign Currency Translation

The Company’s planned operations will be in the United States, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

h) Revenue Recognition

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

F-17

The Company will recognize revenue according to Topic 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

     •      executed contracts with the Company’s customers that it believes are legally enforceable;

     •      identification of performance obligations in the respective contract;

     •      determination of the transaction price for each performance obligation in the respective contract;

     •      allocation the transaction price to each performance obligation; and

     •      recognition of revenue only when the Company satisfies each performance obligation.

The Company has not made any sales as of January 31, 2021.

i) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards.

Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

j) Stock-Based Compensation

We estimate the fair value of each stock option award at the grant date by using the Black-Scholes option pricing model and common shares based on the market price of the Company’s common stock on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, we reduce the expense for estimated forfeitures based on historical forfeiture rates. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

k) Subsequent Events

The Company’s management reviewed all material events from January 31, 2021, through the issuance date of these financial statements for disclosure consideration.

l) Recent Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. ASU 2014-15 applies to all entities and is effective for annual and interim reporting periods ending after December 15, 2016, with early adoption permitted. This standard has no material effect on our financial statements.

F-18

In March 2016, the FASB issued an ASU amending the accounting for stock-based compensation and requiring excess tax benefits and deficiencies to be recognized as a component of income tax expense rather than equity. This guidance also requires excess tax benefits to be presented as an operating activity on the statement of cash flows and allows an entity to make an accounting policy election to either estimate expected forfeitures or to account for them as they occur. The ASU is effective for reporting periods beginning after December 15, 2016, with early adoption permitted, this standard has no material effect on our financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet.

ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this ASU on its CFS.

In January 2017, the FASB issued an ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation.

The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this ASU on its CFS.

In October 2017, FASB issued ASU 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features, II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this ASU changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features and clarifies existing disclosure requirements. Part II does not have an accounting effect. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 with early adoption permitted. Management is currently evaluating the potential impact of these changes on the CFS of the Company.

As of January 31, 2021, there are no recently issued accounting standards not yet adopted that would have a material effect on the Company’s financial statements to have a material impact on the Company’s CFS.

Note 3 – Going Concern

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $333,718 at January 31, 2021, a net gain of $200,083 and net cash used in operating activities of $13,082 for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

F-19

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4- Notes Payable

On August 14, 2017, the Company entered into a convertible note in the principal amount of $20,000, with an unrelated third party. The note carries an annual interest rate of 8% with a maturity date of September 28, 2018. The debt is due on the maturity date and can be paid in either cash or with the Company’s common stock at a fixed price of $0.005 The Note also, provides for a default interest rate of 15% if the note is unpaid past the maturity date. The loan is currently in default and interest has increased to 15% (the default rate) and no payments have been made to the note holder as of January 31, 2021. On November 1, 2017, the Company entered into a convertible note in the principal amount of $20,000, with an unrelated third party.

The note carries an annual interest rate of 8% with a maturity date of October 31, 2018. The debt is due on the maturity date and can be paid in either cash or with the Company’s common stock at a fixed price of $0.005 The Note also, provides for a default interest rate of 15% if the note is unpaid past the maturity date. The loan is currently in default and interest has increased to 15% (the default rate) and no payments have been made to the note holder as of January 31, 2021.

On February 16, 2018, the Company entered into a convertible note in the principal amount of $18,500, with an unrelated third party. The note carries an annual interest rate of 8% with a maturity date of February 16, 2019. The debt is due on the maturity date and can be paid in either cash or with the Company’s common stock at a fixed price of $0.005 The Note also, provides for a default interest rate of 15% if the note is unpaid past the maturity date. No payments have been made to the note holder as of January 31, 2021.

On August 31, 2018, the Company entered into a convertible note in the principal amount of $7,850, with an unrelated third party. The note carries an annual interest rate of 8% with a maturity date of August 31, 2019. The debt is due on the maturity date and can be paid in either cash or with the Company’s common stock at a fixed price of $0.005 The Note also, provides for a default interest rate of 15% if the note is unpaid past the maturity date. No payments have been made to the note holder as of January 31, 2021.

On December 27, 2018, the Company entered into a convertible note in the principal amount of $12,000, with an unrelated third party. The note carries an annual interest rate of 8% with a maturity date of December 27, 2019. The debt is due on the maturity date and can be paid in either cash or with the Company’s common stock at a fixed price of $0.005 The Note also, provides for a default interest rate of 15% if the note is unpaid past the maturity date. No payments have been made to the note holder as of January 31, 2021.

On August 31, 2018 and December 27, 2018, the Company entered into convertible notes in the principal amount of $3,000 and $2,500 respectively, with two unrelated third parties. The notes carry an annual interest rate of 8% with maturity dates of August 31 2019, and December 27, 2019. The debt is due on the maturity date and can be paid in either cash or with the Company’s common stock at a fixed price of $0.005 The Note also, provides for a default interest rate of 15% if the note is unpaid past the maturity date. No payments have been made to the note holder as of January 31, 2021.

F-20

Note 5- Related Party Payable

During the year ended January 31, 2021 the President and CEO of the Company paid outstanding Company bills totaling $13,082. As of January 31, 2021 this amount is non-interest bearing and has no fixed term of repayment.

Note 6- Gain on Forgiveness of Debt

During the Year ended January 31, 2021 a related party vendor representing an aggregate total of $221,031 has agreed to write off the amounts owing to him, creating a reduction in accounts payable and a gain in the Statements of Operations.

Note 7 - Stockholders’ Deficit

The Company’s authorized capital consisted of 300,000,000 shares of common stock with a par value of $0.00001 per share and 100,000,000 shares of preferred stock with a par value of $0.00001 per share.

Note 7 – Subsequent Events

The Company’s management reviewed all material events from January 31, 2021, through the issuance date of these financial statements for disclosure consideration, and have found no reportable events.

F-21

PART III—EXHIBITS

Exhibit Number:	Description of Exhibit:
2.1	Articles of Incorporation: Incorporated by reference herein. Originally filed with the SEC on June 14, 2012.
2.2	Bylaws: Articles of Incorporation: Incorporated by reference herein. Originally filed with the SEC on June 14, 2012.
4.1	Form of Subscription Agreement: Incorporated by refernce herein. Originally filed with Form 1-A/A on December 23, 2021
12.1	Legal opinion of Anthony F. Newton, Esq. (included in Exhibit 12.2)
12.2	Consent of Anthony F. Newton, Esq. Incorporated by refernce herein. Originally filed with Form 1-A/A on December 23, 2021

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 14, 2022.

AVRA, INC.

By:	/s/ Everett M. Dickson
Everett M. Dickson
Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer) (Principal Financial and Accounting Officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Everett M. Dickson	Chief Executive Officer, Interim Chief Financial Officer and Director (Principal Executive) (Principal Financial and Accounting Officer)	February 14, 2022
Everett M. Dickson

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